                                                                EXHIBIT 23(p)(1)


                                 CODE OF CONDUCT

                                       OF

                       MARKET STREET INVESTMENT MANAGEMENT

                                     COMPANY

                                       AND

                         1717 CAPITAL MANAGEMENT COMPANY

                                       AND

                               MARKET STREET FUND


               FOR PURPOSES OF THE INVESTMENT COMPANY ACT OF 1940
                     AND THE INVESTMENT ADVISERS ACT OF 1940


                           Effective: January 1, 2001
                             As Revised: May 1, 2001

                                TABLE OF CONTENTS


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Introduction ...........................................................      1

 I.  Overview ..........................................................      3

II.  Definitions .......................................................      5

III. Code of Ethics ....................................................     10

     A. Statement of General Principles ................................     10

     B. Exempted Transactions ..........................................     10

     C. Restrictions On Personal Investing Activities ..................     11

        1. General Prohibition .........................................     11

        2. Materiality Standards .......................................     12

           a. Trading Volume Standard..................................      12

           b. Market Capitalization Standard ...........................     12

        3. Preclearance of Personal Securities Transactions ............     12

           a. Requests For Preclearance of Personal Securities
              Transactions..............................................     12

           b. Internal Inquiry Regarding Requests For Preclearance of
              Personal Securities Transactions .........................     13

           c. Private Placement Transactions Engaged In By Investment
              Personnel  ...............................................     14

              i. Factors For Consideration .............................     14

              ii.Subsequent Considerations.............................      14

           d. Authorization of Personal Securities Transactions ........     14

           e. Effectiveness of Preclearance Authorizations .............     15
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              i. Effectiveness of Preclearance Authorizations For
                 Transactions With a Specified Trade Date ..............     15

              ii.Effectiveness of Preclearance Authorizations For
                 Transactions Without a Specified Trade: Extended
                 Preclearance Authorization.............................     15

           f. Questions Regarding Preclearance Procedures ..............     16

           g. Preclearance By Independent Trustees .....................     16

        4. Duties of Sub-Advisers Retained by MSIM .....................     16

           a. Initial Review of Sub-Adviser Codes of Ethics ............     16

           b. Periodic Compliance Reports To the Compliance Officers ...     17

           c. Annual Written Certifications To the Compliance Departments    17

           d. Maintenance of Required Books, Records, and Reports ......     17

        5. Initial Public Offerings ....................................     17

        6. Blackout Periods ............................................     17

           a. Covered Persons ..........................................     17

           b. Portfolio Managers .......................................     18

        7. Ban On Short-Term Trading Profits ...........................     18

        8. Gifts .......................................................     18

           a. Restriction On Gifts Received By Covered Persons .........     18

           b. Responsibilities of Covered Persons Regarding the Valuation,
              Return, and Disclosure of Gifts Received .................     19

        9. Services As a Director of a Publicly-Traded Company .........     19

     D. Compliance Procedures ..........................................     20

        1. Disclosure of Personal Securities Holdings and Reporting of
           Personal Securities Transactions.............................     20
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                                     - ii -

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           a. Annual Disclosure and Annual Reporting By Employees......      20

           b. Annual Disclosure and Quarterly Reporting By Covered
              Persons..................................................      20

              i. Annual Disclosure of Personal Securities Holdings .....     20

              ii.Quarterly Reporting of Personal Securities Transactions     20

           c. Annual Reports On Personal Securities Holdings............     21

           d. Annual and Quarterly Disclosure Reports On Personal
              Securities Transactions...................................     21

        2. Reporting Requirements of Independent Trustees ..............     22

        3. Disclosure Reports On Purchases Made Through Non-Discretionary
           Plans  ......................................................     22

        4. Duplicate Trade Confirmation Statements and Account Statements    22

        5. Quarterly Precleared Transactions Verification Reports ......     22

        6. Quarterly Review of Securities Holdings and Securities
           Transactions Reports and Preclearance Procedures.............     23

        7. Reporting Requirements To the Fund's Board of Trustees ......     23

           a. Quarterly Summary of Compliance Matters ..................     23

           b. Annual Assurance That Review and Reconciliation Procedures
              Are Being Performed ......................................     24

        8. Certification of Compliance With Code of Ethics..............     24

        9. Annual Meeting of Employees and Covered Persons With the
           Appropriate Designated Officer and the MSIM Compliance Officer    24

        10.Independent Trustee Questionnaire ...........................     25

     E. Ethical Standards ..............................................     25
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                                     -iii-
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        1. Investment Activities Related To a Registered Investment
           Company  ....................................................     25

        2. Conflicts ...................................................     25

        3. Obligation To Comply With Laws and Regulations ..............     26

        4. Supervisory Responsibility ..................................     26

        5. Accountability ..............................................     26

        6. Inability To Comply With Code of Ethics .....................     26

     F. Sanctions ......................................................     27

        1. Generally ...................................................     27

        2. Procedures ..................................................     27

     G. Miscellaneous Provisions .......................................     28

        1. Records .....................................................     28

        2. Confidentiality ............................................      28

        3. Interpretation of Provisions ................................     29

        4. Effect of Violation of This Code ............................     29

IV.  Insider Trading Policy ............................................     31

     A. General  .......................................................     31

     B. Background Information  ........................................     31

        1. Who is an Insider?  ........................................      32

        2. When is Information Nonpublic?  .............................     32

        3. What is Material Information?  ..............................     32

        4. Penalties For Insider Trading ...............................     32
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                                      -iv-
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     C. Procedures To Implement Policy .................................     33

        1. Indentifying Inside Information .............................     33

        2. Reporting Suspected Inside Information ......................     33

     D. Protecting Information .........................................     34

     E. Tender Offers ..................................................     35

 V.  Gift and Outside Employment Policy ................................     36

     A. Gifts ..........................................................     36

        1. Given .......................................................     36

        2. Received ....................................................     36

     B. Outside Employment .............................................     37

Acknowledgment  ........................................................     38

Appendix A:  Definition of the Term "Securities"  ......................     A-1

Exhibits
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                                      -v-

Exhibits:

     Exhibit A:     Designated Officers and Compliance Officer

     Exhibit B:     Form:  Request for Preclearance of Personal Securities
                    Trading

     Exhibit C:     Form: Inquiry Regarding Request for Preclearance of
                    Personal Securities Trading

     Exhibit D:     Form:Response to Request for Preclearance of Personal
                    Securities Trading

     Exhibit E:     Form:Annual Disclosure Report of Personal Securities
                    Holdings

     Exhibit F:     Form:Quarterly/Annual Disclosure Report on Reportable
                    Personal Securities Transactions

     Exhibit G:     Form:Quarterly Precleared Personal Securities Transactions
                    Verification Report

     Exhibit H:     Form:Annual Disclosure Report on Gifts Received by
                    Investment Personnel

     Exhibit I:     Form:Quarterly Review and Reconciliation Control Sheet

                                 CODE OF CONDUCT

                                       OF

                   MARKET STREET INVESTMENT MANAGEMENT COMPANY

                                       AND

                         1717 CAPITAL MANAGEMENT COMPANY

                                       AND

                               MARKET STREET FUND

               FOR PURPOSES OF THE INVESTMENT COMPANY ACT OF 1940
                     AND THE INVESTMENT ADVISERS ACT OF 1940

                           Effective: January 1, 2001
                             As Revised: May 1, 2001


                                  INTRODUCTION

      Market Street Investment Management Company ("MSIM"), the Market Street Fund (the "Fund"), and 1717 Capital Management Company ("1717") (in 1717's capacity as the principle underwriter and distributor of the shares of interest offered and sold by the Fund) operate under this Code of Ethics, Insider Trading Policy, and Gift and Outside Employment Policy (collectively, the "Code of Conduct"), which applies to all directors, trustees, officers, and certain other personnel of MSIM, 1717, and/or the Fund (collectively, "Covered Persons," as defined below), and, in certain instances, to the family members of Covered Persons, as well as to certain persons who are deemed to be employees of MSIM, 1717, and the Fund (collectively, "Employees," as defined below).

      All Covered Persons and Employees shall be provided with a copy of this Code of Conduct. Covered Persons and Employees of MSIM shall also be provided with a copy of the Code of Ethics for any investment company, other than the Fund, that is also a client of MSIM, including any and all series thereof (hereinafter collectively referred to as "client investment companies"). All Covered Persons and Employees are required (i) to read and retain the Code of Conduct, as well as, for Covered Persons and Employees of MSIM, the Code of Ethics of MSIM's various other client investment companies, and (ii) to sign and return the attached Acknowledgment Form to the compliance officers of MSIM, 1717, or the Fund (collectively, the "Compliance Officers," or individually, a "Compliance Officer"), as appropriate, upon commencement of employment with or other services for MSIM, 1717, and/or the Fund, respectively, and on an annual basis thereafter. The executed Acknowledgment Form:

      i. confirms that the person signing the Acknowledgment has received, read, and asked any questions necessary to understand the Code of Conduct;

      ii. evidences that person's agreement to conduct himself or herself in accordance, therewith; and

      iii. confirms that the person has complied with the Code of Conduct during the time that the person has been with MSIM, 1717, or the Fund.

      Various persons shall be required by the Code of Conduct to submit reports or obtain clearances, as discussed more fully below.

I.    OVERVIEW

      MSIM, 1717, and the Fund (collectively, the "Covered Companies") have adopted this Code of Conduct pursuant to:

      (i) Rule 17j-l, "Personal Investment Activities of Investment Company Personnel," promulgated by the Securities and Exchange Commission (the "SEC"), as amended, under Section 17(j), "Transactions of Certain Affiliated Persons and Underwriters," of the Investment Company Act of 1940, as amended (the "Investment Company Act");

      (ii) Section 204A, "Prevention of Misuse of Nonpublic Information," of the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and Section 206, "Prohibited Transactions by Investment Advisers," of the Investment Advisers Act, and Rule 204-2, "Books and Records to be Maintained by Investment Advisers," under the Investment Advisers Act; and

      (iii) the Insider Trading and Securities Fraud Enforcement Act of
            1988.

      The Fund is registered with the SEC as an investment company under the Investment Company Act.

      MSIM is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940.

      1717 is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and also is a member firm of the National Association of Securities Dealers, Inc. (the "NASD"). 1717 also is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940.

      1717 and MSIM each is a wholly-owned indirect subsidiary of Provident Mutual Life Insurance Company ("Provident Mutual"), and, thus, are "affiliated persons" of each other, as well as "affiliated persons" of the Fund, pursuant to
Section 2(a)(3) of the Investment Company Act. In addition, 1717 currently also serves as the principal underwriter and distributor of the shares of interest offered and sold by the Fund. Accordingly, pursuant to Rule 17j-1(b) of the Investment Company Act, 1717 is required to adopt a code of ethics that complies with Rule 17j-1 under the Investment Company Act.

      Provident Mutual is a member of the Insurance Marketplace Standards Association ("IMSA"), and, as such, has adopted certain "Principles of Ethical Business Market Conduct," which principles are based on standards of market conduct promulgated by IMSA. Consistent with Provident Mutual's "Principles of Ethical Business Market Conduct" and Provident Mutual's IMSA membership, 1717 has adopted policies and procedures that demonstrate 1717's commitment to honesty, fairness, and integrity in all customer contacts involving sales and service of individual life insurance and annuity products.

      In addition, 1717, as required by NASD Conduct Rule 3010, also has established and maintained a system to supervise the activities of 1717's registered representatives and associated persons. This 1717 supervisory system is specified in a series of supervisory procedures manuals and is designed to achieve full compliance with all applicable securities laws, rules, and regulations, as well as with the NASD's Rules of Conduct. This Code of Conduct in no way is intended to replace, modify, or otherwise supercede 1717's obligations and responsibilities under either these supervisory procedures manuals or Provident Mutual's IMSA-based "Principles of Ethical Business Market Conduct," to which all 1717 personnel remain fully subject.

II.   DEFINITIONS

      As used herein and unless otherwise indicated, the following terms have the meanings set forth below:

"Adviser":  means Market Street Investment Management Company.

"Advisory Representative":  means:

      i. any director, trustee, officer, principal, agent, registered representative, or employee of MSIM or the Fund, or of any company in a control relationship to or with MSIM or the Fund, who, in connection with his or her regular functions or duties, or in the ordinary course of his or her business, makes, participates in, or obtains information regarding the purchase or sale of a Security by the Market Street Portfolios or any MSIM client investment company, or whose functions relate to the making of any recommendations with respect to these purchases or sales; and

      ii. any natural person in a control relationship to or with MSIM or the Fund, who obtains information concerning recommendations made to the Market Street Portfolios or any MSIM client investment company with regard to the purchase or sale of a Security by a Market Street Portfolio or a client investment company.

"Being considered for purchase or sale": means, with respect to any security, that a recommendation to purchase or sell the security has been made and communicated or, with respect to the person making the recommendation, that this person seriously considers making this recommendation.

"Beneficial Ownership": shall be interpreted as having the same meaning for this purpose as this term has in Rule 16a-1(a)(2) under the Securities Exchange Act and any other rules or regulations thereunder so referenced; except, that the determination of direct or indirect beneficial ownership shall apply to all securities which a Covered Person has or acquires or of which a Covered Person disposes.

      Accordingly, a person shall be treated as the "beneficial owner" of a security under this Code of Conduct if that person has or shares, through any contract, arrangement, understanding, relationship, or otherwise, a direct or indirect pecuniary interest in the security, including, but not limited to:

      i. A "direct pecuniary interest" is the opportunity, directly or indirectly, to profit, or to share the profit, from a transaction in the security.

      ii. An "indirect pecuniary interest" is any nondirect financial interest in a security, which encompasses: (i) securities held by members of that person's immediate family sharing the same household; (ii) securities held by a partnership of which that person is a general partner; (iii) securities held by a trust of which that person is the settlor if that person can revoke the trust without the consent of another person, or a beneficiary if that person has or shares investment control with the trustee; and (iv) equity securities which may be acquired at that person's direction upon exercise of an option or other right, or through conversion.

"Client investment company": means a registered investment company for which MSIM serves as investment adviser.

"Compliance Department": means the compliance department of the respective Covered Companies.

"Control": shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act (i.e., generally, "the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company").

"Covered Companies": mean MSIM, 1717, and the Fund, and any and all subsidiaries thereof, collectively.

"Covered Persons" collectively, or individually, a "Covered Person": means:

      i. any and all directors or trustees, officers, general partners, and Advisory Representatives of MSIM;

      ii. any and all directors, officers, or general partners, if any, of 1717, the Fund's principle underwriter: (a) who, in connection with his or her regular functions or duties, or in the ordinary course of his or her business, makes, participates in, or obtains (or otherwise has access to) information regarding the purchase or sale of Securities by the Market Street Portfolios (as the term "Securities" is defined in Section 2(a)(36) of the Investment Company Act); or
            (b) whose functions or duties in the ordinary course of his or her business relate to the making of any recommendation to the Market Street Portfolios regarding these purchases or sales of Securities; and

      iii. any and all directors or trustees, officers, general partners, and Advisory Representatives of the Fund, including, among others, any director, trustee, officer, general partner, or Advisory Representative thereof: (a) who, with respect to the Market Street Portfolios or any client investment company, makes any recommendation, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to the Market Street Portfolios or any client investment company regarding the purchase or sale of Securities; or (b) who, in connection with the duties of any director, trustee, officer, general partner, or Advisory Representative, obtains (or otherwise has access to) any information concerning recommendations on Securities being made to the Market Street Portfolios or any client investment company.

"Designated Officer": means: (i) with respect to MSIM, the President of MSIM or any other officer as the board of directors of MSIM shall designate, and (ii) with respect to the Fund, the President of the Fund or any other officer as the Board of Trustees of the Fund shall designate. The Designated Officer for each Covered Company shall be specified under Exhibit A to this Code of Conduct.

"Employees": mean the employees of MSIM and the Fund, but generally do not include employees of 1717; except that "Employees" do include those 1717 employees: (a) who, in connection with his or her regular functions or duties, or in the ordinary course of his or her business, makes, participates in, or obtains (or otherwise has access to) information regarding the purchase or sale of Securities by the Market Street Portfolios; or (b) whose functions or duties in the ordinary course of his or her business relate to the making of any recommendation to the Market Street Portfolios regarding these purchases or sales of Securities.

"Fund": means Market Street Fund.

"Independent Trustees": Directors or trustees who are not considered to be "interested persons," as this term is defined by Section 2(a)(19) of the Investment Company Act, are referred to as "independent" directors or trustees, as applicable.

      Section 2(a)(19) of the Investment Company Act defines "interested persons" of an investment company as: (i) any affiliated person of the investment company; (ii) any member of the immediate family of any natural person who is an affiliated person of the investment company; (iii) any interested person of any investment adviser of or principal underwriter for the investment company; (iv) any person, partner, or employee of any person who at any time since the beginning of the last two completed fiscal years of the investment company acted as legal counsel for the investment company; (v) any broker or dealer registered under the Securities Exchange Act or any affiliated person of such a broker or dealer; and (vi) any natural person whom the SEC by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of the investment company, a material business or professional relationship with the investment company or with the principal executive officer of the investment company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of this other investment company; provided, that no person shall be deemed to be an interested person of an investment company solely by reason of (aa) being a member of the board of directors or trustees or advisory board or an owner of the securities of the investment company, or (bb) a member of the immediate family of any person specified in clause (aa) of this proviso.

      The disclosure, reporting, and preclearance requirements prescribed by this Code of Conduct which must be fulfilled by the Independent Trustees of the Fund are set forth in the following sections of the Code of Ethics of the
Fund: (i) Section III. C. 3. g, "Restrictions On Personal Investing Activities; Preclearance of Personal Securities Transactions; Preclearance By Independent Trustees;" (ii) Section III. D. 2, "Compliance Procedures; Reporting Requirements of Independent Trustees;" and (iii) Section III. D. 10, "Compliance Procedures; Independent Trustee Questionnaire."

"Investment Personnel": means all Portfolio Managers of the Market Street Portfolios and all employees and personnel of MSIM and the Fund who provide information and advice to a Portfolio Manager of the Market Street Portfolios or any client investment company, who assist in the execution of the Portfolio Manager's decisions, or who monitor or supervise a sub-adviser retained by MSIM.

"MSIM": means Market Street Investment Management Company (formerly "Providentmutual Investment Management Company").

"Market Street Portfolios": mean the separate series investment portfolios of the Fund.

"Personal Securities Holdings": mean, with respect to any person, any Security beneficially owned, including any Security in which that person has any direct or indirect Beneficial Ownership; provided, however, that this term shall not include any holding in a Security held in or effectuated for an account over which that person does not have any direct or indirect influence.

"Personal Securities Transactions": mean, with respect to any person, any Security purchased or otherwise acquired, or sold or otherwise disposed of, by that person, including any Security in which that person, by reason of these transactions, acquires or disposes of any direct or indirect Beneficial Ownership in that Security, and also including any Security so purchased or otherwise so acquired, or so sold or otherwise so disposed of, by that person pursuant to a financial power of attorney or other formal trading authority; provided, however, that this term shall not include any transaction in a Security held in or effectuated for an account over which that person does not have any direct or indirect influence.

"Portfolio Management Departments": mean any portfolio management departments of MSIM.

"Portfolio Manager": means any officer or employee of MSIM or the Fund who is entrusted with the direct responsibility and authority to make investment decisions affecting a Market Street Portfolio or client investment company, and who, therefore, may be best informed about that Market Street Portfolio's or client investment company's investment plans and interests.

"Purchases or sales of securities": includes, inter alia, every contract of purchase, acquisition, sale, or disposition of a security, or an interest in a security, and the writing of an option to purchase or sell a security.

"Security": shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act, except as otherwise indicated in Appendix A to this Code of Conduct.

"Security held or to be acquired": means (i) any Security which, within the most recent fifteen (15) days, (a) is or has been held by the Fund or a client investment company; or (b) is being or has been considered by the Fund or a client investment company, or the investment adviser of the Fund or a client investment company, for purchase by the Fund or a client investment company; and
(ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Security described at (i) immediately hereinabove.

"1717":  means 1717 Capital Management Company.

"Sub-adviser's Control Persons": means (i) the officers, directors, or general partners (as applicable) of a sub-adviser, and (ii) the employees of a sub-adviser, or any company in a control relationship with the sub-adviser, who, in connection with his or her regular functions or duties, or in the ordinary course of his or her business, makes, participates in, or obtains information regarding the purchase or sale of a Security by the Market Street Portfolios or any MSIM client investment company, or whose functions or duties in the ordinary course of his or her business relate to the making of any recommendations with respect to these purchases or sales of Securities.

III.  CODE OF ETHICS

A.    STATEMENT OF GENERAL PRINCIPLES

      In general, Rule 17j-1 under the Investment Company Act and Section 204A and Section 206 of, and Rule 204-2 under, the Investment Advisers Act impose an obligation on registered investment companies and their investment advisers to adopt written codes of ethics that cover the securities activities of certain of their directors, trustees, officers, principals, agents, registered representatives, and employees. In addition, Rule 17j-1 imposes an obligation on the principle underwriter of a registered investment company to adopt a written code of ethics that reasonably prevents any of the principle underwriter's Covered Persons from engaging in any conduct prohibited under Rule 17j-1(b).

      This Code of Ethics (the "Code") is designed to ensure that an individual who obtains or otherwise has access to information regarding the portfolio securities activities of the Market Street Portfolios or of any client investment companies does not intentionally use information concerning the portfolio securities activities of the Market Street Portfolios or client investment companies for the individual's personal benefit or to the detriment of the Market Street Portfolios or client investment companies.

      It is not the intention of this Code to prohibit personal securities activities by Covered Persons, but rather to prescribe rules designed to prevent actual and apparent conflicts of interest. While it is not possible to define and prescribe all-inclusive rules addressing all possible situations in which conflicts may arise, this Code sets forth the policies of MSIM, 1717, and the Fund regarding conduct in those situations in which conflicts are most likely to develop.

      In discharging a Covered Person's obligations under this Code, a Covered Person must adhere to the following general fiduciary principles governing personal investment activities:

      - The Covered Person shall at all times scrupulously place the interests of the shareholders of the Market Street Portfolios and all client investment companies ahead of the Covered Person's own interests with respect to any decision relating to personal investments.

      - The Covered Person shall not take inappropriate advantage of the Covered Person's position with MSIM, 1717, or the Fund by using knowledge of the transactions of the Market Street Portfolios or any client investment company for personal profit or advantage.

B.    EXEMPTED TRANSACTIONS

      The provisions of Section III. C, "Restrictions On Personal Investing Activities," of this Code, which restrict the personal investing activities of Covered Persons, do not apply to the following purchases and sales of securities:

      1. purchases or sales of securities effected in any account over which the Covered Person has no direct or indirect influence or control;

      2. purchases or sales of securities that are not eligible for purchase or sale by the Market Street Portfolios or any advisory client of MSIM, including any client investment company;

      3. purchases or sales of securities that are non-volitional and non-discretionary on the part of the Covered Person, the Market Street Portfolios, or any client investment company;

      4. purchases of securities that are part of an automatic dividend reinvestment plan, employee stock purchase or stock option plan, pension plan, or other similar non-volitional and non-discretionary plan;

                  provided, however, that subsequent sales or transfers of securities so acquired pursuant to these non-volitional and non-discretionary plans, which subsequent sales or transfers of securities are due to the volitional and discretionary nature of selling or otherwise transferring these securities, shall not be exempted from the restrictions imposed by Section III. C, "Restrictions On Personal Investing Activities," of this Code, on the personal investing activities of Covered Persons; and

      5. purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of the issuer's securities, to the extent that these rights were acquired from the issuer.

C.    RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

      1.    GENERAL PROHIBITION

      Except as otherwise permitted pursuant to Section III. B, "Exempted Transactions," of this Code, or the provisions of this Section III. C, "Restrictions On Personal Investing Activities," including the "materiality standards" as described below, a Covered Person may not purchase or sell, directly or indirectly, any Security in which the Covered Person has, or by reason of which transaction acquires, any direct or indirect Beneficial Ownership, and which the Covered Person knows or should have known at the time of the purchase or sale:

      i.    is being considered for purchase or sale by a Market
            Street Portfolio or a client investment company; or

      ii. is being purchased or sold by a Market Street Portfolio or a client investment company.

      2.    MATERIALITY STANDARDS

      a. TRADING VOLUME STANDARD. The "Trading Volume Standard" for Personal Securities Transactions is established by determining whether the transaction in question is one percent (1%) or more of the class of security outstanding as shown by the most recent report or statement published by the issuer or one percent (1%) or more of the average weekly reported volume of trading in the security on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four (4) calendar weeks prior to the Personal Securities Transaction being evaluated. If the proposed transaction is below the Trading Volume Standard, as determined herein, the Personal Securities Transaction being evaluated is not considered to present a reasonable likelihood of harm to the Fund, the Market Street Portfolios, or the clients of MSIM and, therefore, the Personal Securities Transaction shall be permitted; provided, that the Personal Securities Transaction is precleared pursuant to Section III. C. 3, "Preclearance of Personal Securities Transactions," below.

      b. MARKET CAPITALIZATION STANDARD. The "Market Capitalization Standard" for Personal Securities Transactions is established by determining whether the company issuing the securities in question has a market capitalization of at least one billion dollars ($1 billion). If the proposed transaction is in securities of a company that satisfies the minimum Market Capitalization Standard, as determined herein, the Personal Securities Transaction being evaluated is not considered to present a reasonable likelihood of harm to the Fund, the Market Street Portfolios, or the clients of MSIM; and, therefore, the Personal Securities Transaction shall be permitted; provided, that the Personal Securities Transaction is precleared pursuant to Section III. C. 3, "Preclearance of Personal Securities Transactions," below.

      3.    PRECLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

      Except as otherwise provided for herein, Covered Persons must preclear all Personal Securities Transactions with MSIM's Compliance Department.

      a. REQUESTS FOR PRECLEARANCE OF PERSONAL SECURITIES TRANSACTIONS (SEE EXHIBIT B). In order to receive preclearance for Personal Securities Transactions, a Covered Person must submit a preclearance request in writing to MSIM's Compliance Department prior to executing any Personal Securities Transactions. This written preclearance request must be made on a form which is substantially in the form set forth as Exhibit B to this Code of Conduct. A member of MSIM's Compliance Department is available each business day from 8:30 a.m. to 5:30 p.m. to respond to preclearance requests. Callers are directed to supply the following information pertaining to each Personal Securities Transaction (collectively, the "Trade Information"):

      i. the securities that shall be the subject of the transaction and the number of shares and principal amount of each security involved in the subject transaction;

      ii. the date on which the Covered Person desires to engage in the subject transaction;

      iii. the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

      iv. the approximate price at which the transaction shall be effected;

      v. the name of the broker, dealer, or bank with or through whom the transaction shall be effected; and

      vi. certain other information identified in the preclearance request form.

      b. INTERNAL INQUIRY REGARDING REQUESTS FOR PRECLEARANCE OF PERSONAL SECURITIES TRANSACTIONS (SEE EXHIBIT C). MSIM's Compliance Department, on a form which is substantially in the form set forth as Exhibit C to this Code of Conduct, shall then:

      i. notify the appropriate Portfolio Management Department, on a confidential basis, of the aforementioned preclearance request received by MSIM's Compliance
            Department;

      ii. provide the Portfolio Management Department with the necessary Trade Information; and

      iii.  request information from the Portfolio Management
            Department that shall enable MSIM's Compliance
            Department to determine whether the Personal Securities
            Transaction:

               (a)   is consistent with the employee trading
                     policies of MSIM, 1717, or the Fund, as set forth in this Code;

               (b)   is not being made on the basis of any
                     material, non-public information;

               (c)   does not otherwise conflict with any
                     interest of, and is not potentially harmful to, the Market Street Portfolios or any client investment company; and

               (d) is either (i) in compliance with one of the materiality standards, as outlined above in this Section III. C, "Restrictions On
                     Personal Investing Activities," or (ii) is not likely to affect a highly-institutional market or is not related economically to the securities to be purchased, sold, or held by the Market Street Portfolios or any client investment company. See
                        Section III. C. 2, "Materiality Standards," above.

      c.    PRIVATE PLACEMENT TRANSACTIONS ENGAGED IN BY INVESTMENT PERSONNEL.

            i.    FACTORS FOR CONSIDERATION.

      In determining whether to grant approval of Personal Securities Transactions of Investment Personnel who desire to purchase or otherwise acquire securities in private placement transactions conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), or Regulation D promulgated thereunder, the MSIM Compliance Officer shall consider, among other factors:

      (a) whether the investment opportunity presented by the private placement offering should be reserved for the Market Street Portfolios or any client investment company and the shareholders of the Market Street Portfolios and the client investment company; and

      (b) whether the opportunity is being offered to an individual by virtue of the individual's position with a Covered Company.

            ii.   SUBSEQUENT CONSIDERATIONS.

      In the event that Investment Personnel who have been authorized to acquire securities in a private placement transaction later have any role in the subsequent consideration by the Market Street Portfolios or any client investment company of an investment in the issuer of the securities acquired in the prior private placement transaction, the Investment Personnel must provide written notification of this prior authorization and investment to the MSIM Compliance Department immediately upon learning of the subsequent consideration.

      d. AUTHORIZATION OF PERSONAL SECURITIES TRANSACTIONS (SEE EXHIBIT D). Except as otherwise permitted pursuant to this Section III. C, "Restrictions On Personal Investing Activities," and pursuant to Section III. B, "Exempted Transactions," of this Code, a Covered Person may not execute any Personal Securities Transaction unless and until (i) the Personal Securities Transaction has been authorized by the MSIM Compliance Department in writing and (ii) the MSIM Compliance Department has notified the Covered Person in writing on a form that is substantially in the form set forth as Exhibit D to this Code of Conduct.

      e.    EFFECTIVENESS OF PRECLEARANCE AUTHORIZATIONS.

            i.    EFFECTIVENESS OF PRECLEARANCE AUTHORIZATIONS
                  FOR TRANSACTIONS WITH A SPECIFIED TRADE DATE.

      When preclearance is granted by the MSIM Compliance Department for a Personal Securities Transaction of a Covered Person (i) to trade at "market" or
(ii) with a specified trade date, the preclearance authorization shall be identified by an authorization number and shall be effective for the specified trade date or, if no trade date is specified, for twenty-four (24) hours from the time of authorization or until the close of business on the first business day following the date of authorization, whichever period is later.

            ii.   EFFECTIVENESS OF PRECLEARANCE AUTHORIZATIONS
                  FOR TRANSACTIONS WITHOUT A SPECIFIED TRADE
                  DATE: EXTENDED PRECLEARANCE AUTHORIZATION.

      When preclearance is granted by the MSIM Compliance Department for a Personal Securities Transaction by a Covered Person, other than an Advisory Representative, an Investment Personnel, or a Portfolio Manager, which Personal Securities Transaction is (i) without a specified trade date (for example, in connection with the "sale of a call option" to purchase particular securities),
(ii) a "limit order," (iii) a "stop order," (iv) a "stop-limit order," or (v) a similar "time-limit order" or "price-limit order," the preclearance authorization shall again be identified by an authorization number; however, for this type of transaction, the preclearance authorization shall be effective for fourteen (14) calendar days from the date of authorization (this authorization hereinafter is referred to as "extended preclearance authorization"). See also Appendix A to this Code of Conduct.

      Extended preclearance authorization pursuant to this Section III. C. 3.
e. ii. is subject to the following restrictions:

      (a)   Extended preclearance authorization pursuant to this
            Section III. C. 3. e. ii. shall not be granted for a Personal Securities Transaction of an Advisory
            Representative, an Investment Personnel, or a Portfolio
            Manager.

      (b) Extended preclearance authorization that is granted pursuant to this Section III. C. 3. e. ii. may result in a Covered Person executing a Personal Securities Transaction on a day during which any Market Street Portfolio or client investment company has a pending "buy" or "sell" order in that same security, which is a transaction that otherwise is subject to the one-day "blackout" restriction that is imposed by Section III. C. 6. a., "Restrictions On Personal Investing Activities; Blackout Periods; Covered Persons," below (Section III. C. 6. a, below, prohibits a Covered Person from executing a Personal Securities Transaction on a day during which any Market Street Portfolio or client investment company has a pending

            "buy" or "sell" order in that same security until that order is executed or withdrawn). Accordingly, any profit from a purchase or sale of any security by a Covered Person pursuant to a Personal Securities Transaction that is executed pursuant to extended preclearance authorization which is granted pursuant to this Section III. C. 3. e. ii. shall be subject to automatic disgorgement at the discretion of MSIM's Compliance Officer in accordance with the general principles set forth above in Section III. A., "Statement of General Principals."

      f.    QUESTIONS REGARDING PRECLEARANCE PROCEDURES.   Questions
regarding preclearance procedures should be directed to the MSIM Compliance Department.

      g.    PRECLEARANCE BY INDEPENDENT TRUSTEES.

      The Independent Trustees of the Fund need not comply with the preclearance requirements described above in this Section III. C. 3, "Restrictions On Personal Investing Activities; Preclearance of Personal Securities Transactions;" unless the trustee knew or, in the ordinary course of fulfilling the trustee's official duties, should have known that during the fifteen (15) day period immediately before or after the trustee's transaction, the Market Street Portfolios purchased or sold, or considered purchasing or selling, securities that were the subject of the trustee's transaction, in which case the preclearance requirements must be satisfied.

      4.    DUTIES OF SUB-ADVISERS RETAINED BY MSIM

      For the purposes of monitoring the personal securities transactions of Sub-adviser's Control Persons for sub-advisers retained by MSIM, each sub-adviser is required to:

      a. INITIAL REVIEW OF SUB-ADVISER CODES OF ETHICS. Provide the sub-adviser's code of ethics, and any amendments thereto, to the Compliance Officers of the Covered Companies. Each of these codes shall then be submitted to the Fund's Board of Trustees for the Board's approval, which shall be given only if the Board (including a majority of the Independent Trustees) determines that the respective code of ethics contains provisions that:

            i. are reasonably necessary to prevent Sub-adviser's Control Persons from engaging in conduct prohibited by Rule 17j-1 under the Investment
                  Company Act;

            ii. require Sub-adviser's Control Persons to make reports, as contemplated by Rule 17j-1(d) under the Investment Company Act;

            iii. provide for the review and reconciliation of the Sub-adviser's Control Persons reports filed pursuant to Rule 17j-1(d) under the Investment Company Act by the compliance department or management of the sub-adviser;

            iv. provide for notification of the reporting obligation to the Sub-adviser's Control Persons, as provided by Rule 17j-1(d)(4) under the Investment Company Act; and

            v. require the investment personnel (as that term is defined for MSIM and the Fund) of the sub-adviser to obtain preclearance for transactions listed at Rule 17j-1(e) under the Investment Company Act.

      b. PERIODIC COMPLIANCE REPORTS TO THE COMPLIANCE OFFICERS. Submit reports to the Compliance Officers of the Covered Companies, at such time and in such frequency as the Compliance Officers of the Covered Companies shall select, summarizing any compliance matters arising under the sub-adviser's code of ethics. These reports shall include a report on any material violations of the sub-adviser's code of ethics, which shall be delivered at least annually to the Fund's Board of Trustees.

      c. ANNUAL WRITTEN CERTIFICATIONS TO THE COMPLIANCE DEPARTMENTS. Provide a written certification to the Compliance Departments of the Covered Companies stating that the sub-adviser has adopted procedures that are reasonably necessary to prevent violations of the sub-adviser's code of ethics by the Sub-adviser's Control Persons in accordance with Rule 17j-1 under the Investment Company Act. These certifications shall be provided at the time of approval of the sub-adviser's code of ethics by the Fund's Board of Trustees, and at least annually thereafter. All annual certifications shall be presented to the Fund's Board of Trustees at the next regularly scheduled meeting of the Board.

      d. MAINTENANCE OF REQUIRED BOOKS, RECORDS, AND REPORTS. Maintain all records as required by Rule 17j-1(f)(1) and (2) under the Investment Company Act, which records the sub-adviser shall maintain in the manner and for the periods described in the Rule. This includes all reports required to be filed by the Sub-adviser's Control Persons during the specified periods of time, and the sub-adviser's code of ethics that currently is in effect, or was in effect at any time within the past five years.

      5.    INITIAL PUBLIC OFFERINGS

      Investment Personnel may not acquire any securities (including any equity or debt security) in an initial public offering.

      6.    BLACKOUT PERIODS

      Except as otherwise permitted pursuant to Section III. B, "Exempted Transactions," above, of this Code:

      a. COVERED PERSONS: A Covered Person may not execute any Personal Securities Transaction on a day during which any Market Street

            Portfolio or client investment company has a pending "buy" or "sell" order in that same security until that order is executed (i.e., the trade date), settled, or withdrawn.

      b. PORTFOLIO MANAGERS: Any profit from a purchase or a sale of any security by a Portfolio Manager, which occurs within seven (7) calendar days after the day that a registered investment company that the Portfolio Manager manages trades in that security, is prohibited and shall be subject to automatic disgorgement, as set forth below in Section III. F, "Sanctions," of this Code.

      7.    BAN ON SHORT-TERM TRADING PROFITS

      Investment Personnel may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within thirty (30) calendar days, unless:

      i. these securities were not eligible to be purchased by any Market Street Portfolio or client investment company under the respective investment policies of the Market Street Portfolios or any client investment company; or

      ii. the Investment Personnel have requested and obtained in writing an exemption from this provision from the appropriate Compliance Department with respect to the particular transaction.

      8.    GIFTS

      a. RESTRICTION ON GIFTS RECEIVED BY COVERED PERSONS. A Covered Person may not receive any fees, commissions, or gifts, or other non-cash compensation, items, or services (collectively, "Gifts"), having a value of more than $100.00 per year from each person or entity that does business with or on behalf of any of the Covered Companies; except, that this prohibition shall not apply to the following:

      - occasional meals, tickets to a sporting event or the theater, or normal business entertainment for Covered Persons and their guests

      - any payment or reimbursement for training and educational meetings held by a broker-dealer, an investment adviser, an investment company, or an insurance company that are attended by Covered Persons

      - in-house sales incentive programs of broker-dealers for their own associated persons that are attended by Covered Persons

      - sales incentive programs of investment companies and insurance companies for the associated persons of broker-dealers that are attended by Covered Persons.

      b. RESPONSIBILITIES OF COVERED PERSONS REGARDING THE VALUATION, RETURN, AND DISCLOSURE OF GIFTS RECEIVED (SEE EXHIBIT H). Covered Persons:

      i. are responsible for determining the value of each Gift received from any person or entity that does business with or on behalf of any of the Covered Companies;

      ii. must return promptly all Gifts having a value of more than $100.00 each year from any person or entity that does business with or on behalf of any of the Covered
            Companies; and

      iii. must fully disclose on an annual basis each Gift received from any person or entity that does business with or on behalf of any of the Covered Companies.

      The annual disclosure by Covered Persons shall be made no later than ten
(10) business days after the end of the year in which the Gifts to which the disclosure relates were received and shall be made on a form that is substantially in the form set forth as Exhibit H to this Code of Conduct. See also Section V. A, "Gift and Outside Employment Policy; Gifts," of this Code of Conduct, below.

      9.    SERVICES AS A DIRECTOR OF A PUBLICLY-TRADED COMPANY

      Investment Personnel may not serve on the boards of directors of publicly-traded companies, unless:

      i. the individual serving as a director of a publicly-traded company has received prior authorization from the Compliance Officer and the appropriate Designated Officer based upon a determination that this board service would be consistent with the interests of the Market Street Portfolios and any client investment companies and their shareholders, as appropriate; and

      ii. policies and procedures are developed to isolate the individual from persons making investment decisions
            (i.e., a "Chinese Wall").

D.    COMPLIANCE PROCEDURES

      1. DISCLOSURE OF PERSONAL SECURITIES HOLDINGS AND REPORTING OF PERSONAL SECURITIES TRANSACTIONS

      a. ANNUAL DISCLOSURE AND ANNUAL REPORTING BY EMPLOYEES (SEE EXHIBITS E AND
F). Each Employee who is not a Covered Person must disclose all Personal Securities Holdings upon commencement of employment with a Covered Company, and thereafter must disclose all Personal Securities Holdings and must report all Personal Securities Transactions on an annual basis. These annual disclosures of Personal Securities Holdings and annual reports of Personal Securities Transactions by an Employee shall be made by January 31st of each subsequent year and shall be made either:

      i. in disclosure reports that are substantially in the form set forth as Exhibit E to this Code of Conduct (when voluntarily disclosing Personal Securities Holdings) or Exhibit F to this Code of Conduct (when reporting Personal Securities Transactions), each of which forms shall be made available to each Employee; or

      ii. via the appropriate monthly or quarterly account statement(s), as applicable, provided to the Employee by the Employee's broker(s).

      b. ANNUAL DISCLOSURE AND QUARTERLY REPORTING BY COVERED PERSONS (SEE EXHIBITS E AND F). Covered Persons, including Portfolio Managers and all other Investment Personnel, must also disclose all Personal Securities Holdings upon commencement of employment with a Covered Company, and thereafter: (i) must disclose all Personal Securities Holdings on an annual basis and (ii) must report all Personal Securities Transactions on a quarterly basis, as follows:

      i. ANNUAL DISCLOSURE OF PERSONAL SECURITIES HOLDINGS (SEE EXHIBIT E). The annual disclosure of Personal Securities Holdings by Covered Persons shall be made by January 31st of each subsequent year and shall be made either: (i) in a disclosure report which is substantially in the form set forth as Exhibit E to this Code of Conduct, which form shall be made available to all Covered Persons; or (ii) via an appropriate account statement(s) provided to a Covered Person by the Covered Person's broker(s).

      ii. QUARTERLY REPORTING OF PERSONAL SECURITIES TRANSACTIONS (SEE EXHIBIT F). The quarterly reporting of Personal Securities Transactions by Covered Persons shall be made no later than ten (10) business days after the end of the previous calendar quarter in which the transactions to which the report relates were effected, and shall be made either: (i) in a disclosure report which is substantially in the form set forth as Exhibit F to this Code of Conduct, which form shall be made available to all

            Covered Persons; or (ii) via the appropriate monthly or quarterly account statement(s), as applicable, provided to a Covered Person by the Covered Person's broker(s).

      c. ANNUAL REPORTS ON PERSONAL SECURITIES HOLDINGS (SEE EXHIBIT E). The annual disclosure of Personal Securities Holdings pursuant to this
Section III. D. 1, "Disclosure of Personal Securities Holdings and Reporting of Personal Securities Transactions," of the Code shall provide the following information with respect to each Personal Securities Holding held as of the end of the previous year:

      i.    the title of each applicable security;

      ii.   a brief description of each applicable security;

      iii. the account number for the account where the applicable security is held; and

      iv. the account name for the account where the applicable security is held.

      d. ANNUAL AND QUARTERLY DISCLOSURE REPORTS ON PERSONAL SECURITIES TRANSACTIONS (SEE EXHIBIT F). The quarterly or annual reporting of Personal Securities Transactions, as required pursuant to this Section III. D. 1, "Disclosure of Personal Securities Holdings and Reporting of Personal Securities Transactions," of the Code shall provide the following information with respect to each Personal Securities Transaction engaged in during the previous quarter or year, as appropriate:

      i. the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

      ii.   the date of the applicable transaction;

      iii.  the title and a description of the security involved;

      iv. the number of shares or principal amount of each security involved in the transaction;

      v.    the dollar amount of the transaction;

      vi.   the price at which the transaction was effected; and

      vii. the name of the broker, dealer, or bank with or through whom the transaction was effected.

      In the event that a Covered Person did not engage in any Personal Securities Transactions during the pervious quarter or year, as appropriate, but that Covered Person still received an appropriate monthly, quarterly, or annual brokerage statement from the Covered Person's broker during that previous period, then the Covered Person shall still provide MSIM's Compliance Department with all of these monthly, quarterly, or annual brokerage statements as these statements are made available to the Covered Person.

      2.    REPORTING REQUIREMENTS OF INDEPENDENT TRUSTEES.

      In accordance with Rule 17j-1 under the Investment Company Act, the Independent Trustees of the Fund need not comply with the disclosure requirements for personal securities holdings described at Section III. D. 1, "Disclosure of Personal Securities Holdings and Reporting of Personal Securities Transactions," above, nor must these Independent Trustees comply with the reporting requirements for personal securities transactions described at Section III. D. 1 above; unless, the trustee knew or, in the ordinary course of fulfilling the trustee's official duties, should have known that during the fifteen (15) day period immediately before or after the trustee's transaction, the Market Street Portfolios purchased or sold, or considered purchasing or selling, securities that were the subject of the trustee's transaction, in which case the quarterly reporting requirements described above, at Section III. D. 1, must be satisfied. See also Section
III. D. 10., "Independent Trustee Questionnaire," below.

      3.    DISCLOSURE REPORTS ON PURCHASES MADE THROUGH NON-DISCRETIONARY
            PLANS

      In addition to the disclosure of Personal Securities Holdings and Personal Securities Transactions, as required pursuant to Section III. D. 1, "Disclosure of Personal Securities Holdings and Reporting of Personal Securities Transactions," above, each Employee and Covered Person must also disclose, on a one-time basis, securities that are purchased or acquired by the Employee or Covered Person pursuant to a dividend reinvestment plan, an employee stock purchase plan, a pension plan, or another similar non-volitional and non-discretionary plan (hereinafter collectively referred to as "Non-Discretionary Plans"). This disclosure shall be made in the form of a memorandum to MSIM's Compliance Department that briefly describes the security involved and the terms and conditions of the Non-Discretionary Plan. The Employee or Covered Person thereafter must also disclose, in the form of a memorandum to MSIM's Compliance Department, any material changes or developments regarding the Non-Discretionary Plan.

      4.    DUPLICATE TRADE CONFIRMATION STATEMENTS AND ACCOUNT STATEMENTS

      Each Covered Person must cause duplicate trading confirmations for all Personal Securities Transactions, including, but not limited to, any and all precleared Personal Securities Transactions, and copies of periodic statements for all securities accounts to be sent by the Covered Person's broker(s) to MSIM's Compliance Department in a timely manner.

      5.    QUARTERLY PRECLEARED TRANSACTIONS VERIFICATION REPORTS

      Each Covered Person shall receive quarterly from MSIM's Compliance Department a Personal Securities Transactions verification report (on a form which is substantially in the form set forth as Exhibit G to this Code of Conduct) that provides the Covered Person with a schedule indicating the transactions for which the Covered Person obtained preclearance pursuant to Section III. C, "Restrictions On Personal Investing Activities," above, of this Code during the previous quarter. Each Covered Person receiving a verification report must confirm the accuracy of the transactions reported therein by signing and returning this report to MSIM's
Compliance Department.

      6.    QUARTERLY REVIEW OF SECURITIES HOLDINGS AND
            SECURITIES TRANSACTIONS REPORTS AND PRECLEARANCE PROCEDURES

      The Designated Officer for MSIM shall review all Personal Securities Holdings and Personal Securities Transactions Reports, as required to be filed pursuant to Section III. D. 1, "Disclosure of Personal Securities Holdings and Reporting of Personal Securities Transactions," above, on a quarterly basis, and shall prepare appropriate quarterly review and reconciliation reports on a form which is substantially in the form set forth as Exhibit I to this Code of Conduct. The Designated Officer for MSIM shall review and reconcile all these reports for compliance with the provisions of this Code of Ethics.

      A review of the preclearance procedures, as set forth above at Section
III. C. 3, "Preclearance of Personal Securities Transactions," completed for each transaction reported shall also be performed to confirm the procedures are operating properly. Transactions that are inconsistent with any provisions of this Code of Ethics shall be reported to the Fund's Board of Trustees in accordance with Section III. D. 7. a, "Reporting Requirements To the Fund's Board of Trustees; Quarterly Summary of Compliance Matters," below, of this Code.

      A report summarizing the review and reconciliation procedures and any issues arising thereunder shall be prepared for the Fund's Board of Trustees in accordance with Section III. D. 7. b, "Reporting Requirements To the Fund's Board of Trustees; Annual Assurance That Review and Reconciliation Procedures Are Being Performed," below, of this Code.

      7.    REPORTING REQUIREMENTS TO THE FUND'S BOARD OF TRUSTEES

            a. QUARTERLY SUMMARY OF COMPLIANCE MATTERS. At each quarterly meeting of the Fund's Board of Trustees, MSIM's Compliance Officer shall provide a written report to the Fund's Board of Trustees outlining:

            i. any reported securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of this Code of Ethics;

            ii. all disciplinary actions taken in response to any violations;

            iii.  a summary of any exemptions granted pursuant to
                  Section III. E. 6, "Ethical Standards; Inability To Comply With Code of

                  Ethics," below, and a report concerning the related transaction; and

            iv. a summary of any interpretations of this Code of Ethics that are adopted by the Compliance
                  Departments pursuant to Section III. G. 3,
                  "Miscellaneous Provisions; Interpretation of
                  Provisions," below.

            b. ANNUAL ASSURANCE THAT REVIEW AND RECONCILIATION PROCEDURES ARE BEING PERFORMED. At least once a year, MSIM's Compliance Officer shall provide to the Fund's Board of Trustees a written report which contains: (a) a summary of the existing procedures concerning the review and reconciliation of personal investing and securities holdings reports submitted by Covered Persons and any changes in these procedures during the past year; (b) an evaluation of these procedures and a report on any recommended changes in existing restrictions or procedures based upon the experiences of the Covered Companies under this Code of Ethics, industry practices, or developments in applicable laws and regulations; (c) a summary of any issues arising under this Code of Ethics since the last report, including, but not limited to, information about material violations of this Code of Ethics and the sanctions imposed in response to these material violations; and (d) a certification that the procedures which have been adopted are those reasonably necessary to prevent Covered Persons from violating this Code of Ethics.

      8.    CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

      All Employees and all Covered Persons are provided with a copy of this Code upon beginning employment with a Covered Company, and thereafter on an annual basis by MSIM's Compliance Officer. Each Employee and each Covered Person must certify annually that the respective Employee or Covered Person: (i) has read and understands this Code; and (ii) recognizes that the respective Employee or Covered Person is subject to the terms and provisions hereof. Further, each Employee and each Covered Person must certify by January 31st of each year that the respective Employee or Covered Person: (i) has complied with the requirements of this Code; and (ii) has reported all Personal Securities Transactions required to be reported pursuant to the requirements herein. The certifications shall be made by having each Employee and each Covered Person execute the Acknowledgment Form that immediately follows this Code of Conduct.

      9.    ANNUAL MEETING OF EMPLOYEES AND COVERED PERSONS WITH
            THE APPROPRIATE DESIGNATED OFFICER AND THE MSIM COMPLIANCE OFFICER

      Employees and Covered Persons are required to attend an annual meeting with the appropriate Designated Officer(s) and MSIM's Compliance Officer, the purpose of which meeting is to ensure that:

      i. all Employees and all Covered Persons understand the requirements of this Code and do not intentionally use information concerning the portfolio activities of the Market Street Portfolios or any client investment company for personal benefit or to the detriment of the Market Street Portfolios or client investment company; and

      ii. the Designated Officer(s) and MSIM's Compliance Officer are exercising sufficient oversight and supervision of the personal trading activities of all Employees and all Covered Persons pursuant to this Code of Conduct.

      The annual meetings shall be held by January 31st of each year, and need not be on a one-on-one basis.

      10.   INDEPENDENT TRUSTEE QUESTIONNAIRE

      The Independent Trustees of the Fund must complete, on an annual basis, a questionnaire that discloses specified professional, business, financial, and family relationships, affiliations, and types of investments, among other topics. This questionnaire is designed (i) to ensure that no conflicts of interests exist in connection with each Independent Trustee, (ii) to determine what relationships and/or affiliations, if any, exist with the Fund's adviser, sub-advisers, principal underwriter, and other service providers and their affiliates, and (iii) to ensure that each Independent Trustee of the Fund is qualified to serve as an independent trustee under the Investment Company Act. The MSIM Compliance Department shall provide each Independent Trustee with this questionnaire prior to the end of each calendar year, and the Independent Trustees must return completed questionnaires to the MSIM Compliance Department by January 31st of each year.

E.    ETHICAL STANDARDS

      1.    INVESTMENT ACTIVITIES RELATED TO A REGISTERED INVESTMENT COMPANY

      Covered Persons must exercise diligence and thoroughness when making any investment recommendations or in taking any investment actions on behalf of the Market Street Portfolios or any client investment company. In addition, Covered Persons must have a reasonable and adequate basis for these recommendations or actions.

      2.    CONFLICTS

      Covered Persons must conduct themselves in a manner consistent with the highest ethical standards. Covered Persons must avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest with the Market Street Portfolios or any client investment company or that may otherwise be detrimental to the interests of the Market Street Portfolios or client investment companies.

      3.    OBLIGATION TO COMPLY WITH LAWS AND REGULATIONS

      Covered Persons must acquire and maintain knowledge of, and must comply strictly with, all applicable federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization that governs the activities of Covered Persons. In addition, Covered Persons must comply strictly with all procedures established by the Covered Companies to ensure compliance with federal and state laws and regulations. Covered Persons must not knowingly participate in, assist, or condone any acts in violation of any law or regulation that governs securities transactions, nor any act which would violate any provision of this Code.

      4.    SUPERVISORY RESPONSIBILITY

      Each Covered Person having supervisory responsibilities must exercise reasonable supervision over all employees subject to the Covered Person's control in order to prevent any violation by these employees of applicable federal and state laws and regulations, procedures established by the Covered Companies, or provisions of this Code.

      5.    ACCOUNTABILITY

      Covered Persons encountering evidence of any action in violation of applicable federal and state laws or regulations, procedures established by the Covered Companies, or provisions of this Code, shall promptly report this evidence to MSIM's Compliance Officer and the appropriate Designated Officer(s).

      6.    INABILITY TO COMPLY WITH CODE OF ETHICS

      If, as a result of fiduciary obligations to other persons or entities, a Covered Person believes that the Covered Person is unable to comply with certain provisions of this Code, the Covered Person must, in writing, so advise MSIM's Compliance Officer and the appropriate Designated Officer(s) and set forth with reasonable specificity the nature of the Covered Person's fiduciary obligations and the reasons why the Covered Person believes that the Covered Person cannot comply with the provisions of this Code.

      MSIM's Compliance Officer, in the MSIM Compliance Officer's discretion, may exempt the Covered Person from the identified provisions of this Code, if the MSIM Compliance Officer determines that:

      i. the services of the Covered Person are of sufficient value to the Market Street Portfolios or client investment company;

      ii. the failure to grant an exemption is likely to cause the Covered Person to be unable to render these services to the Market Street Portfolios or client investment company; and

      iii. non-compliance with this Code due to the exemption shall not result in the type of harm this Code was intended to prevent.

      Any Covered Person granted an exemption pursuant to this Section III. E.
6. shall, within three (3) business days after engaging pursuant to this exemption in a purchase or sale of a security held or to be acquired by a Market Street Portfolio or client investment company, or any other advisory client of MSIM, furnish MSIM's Compliance Officer with a written report concerning the transaction.

      MSIM's Compliance Officer, having granted this exemption, shall then prepare a summary of the facts and circumstances surrounding the exemption, and present the summary of the exemption and the written report concerning the transaction to the Fund's Board of Trustees at the next regularly scheduled meeting of the Fund's Board of Trustees.

F.    SANCTIONS

      1.    GENERALLY

      If a Compliance Department discovers that a Covered Person has violated any provision of this Code, the appropriate Compliance Officer(s) may impose those sanctions that the Compliance Officer(s) deems appropriate, including, without limitation, and not limited to, one or more of the following:

      i.    a letter of censure;

      ii.   suspension with or without pay;

      iii.  termination of employment; or

      iv. disgorgement of any profits realized on transactions in violation of this Code.

      Any profits realized on transactions in violation of the "Blackout Periods" or "Ban on Short-Term Trading Profits" discussed above, in Section III. C, "Restrictions On Personal Investing Activities," of this Code, shall be automatically disgorged.

      2.    PROCEDURES

      Upon discovering that a Covered Person violated a provision or provisions of this Code, the appropriate Designated Officer(s) and the appropriate Compliance Officer(s) shall report the violation, the corrective action taken, and any sanctions imposed to the appropriate senior corporate officers of MSIM, 1717, and/or the Fund, as appropriate, who, at the request of the Covered Person involved, may review the matter. If a securities transaction of a Designated Officer or a Compliance Officer is under consideration, another senior corporate officer shall act in all respects in the manner prescribed herein for the Designated
Officer or the Compliance Officer, as appropriate.

G.    MISCELLANEOUS PROVISIONS

      1.    RECORDS

      MSIM, 1717, and the Fund shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm, photographic film, magnetic tape, disk, or other computer storage medium, and which records are available for examination by representatives of the SEC:

      i. a copy of this Code and any other code of ethics that is, or at any time within the past five (5) years has been, in effect shall be preserved in an easily-accessible place

      ii. a record of any violation of this Code and of any action(s) taken as a result of that violation shall be preserved in an easily-accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs

      iii. a copy of each duplicate confirmation statement concerning Personal Securities Transactions, made pursuant to this Code, shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which the statement is provided, and for the first two (2) years in an easily-accessible place

      iv. a copy of each report disclosing Personal Securities Holdings, made pursuant to this Code, shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which the report is made, and for the first two (2) years in an easily-accessible place

      v.    a list of all persons who are, or within the past five
            (5) years have been, required to preclear Personal Securities Transactions or to make reports disclosing Personal Securities Holdings pursuant to this Code shall be maintained in an easily-accessible place.

      2.    CONFIDENTIALITY

      All preclearance requests pertaining to Personal Securities Transactions, reports disclosing Personal Securities Holdings, reports disclosing Personal Securities Transactions, and any other information filed with the Compliance Department of a Covered Company pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the SEC.

      All information relating to the portfolio of a Market Street Portfolio or client investment company, or pertaining to any research activities engaged in by a Covered Company, is confidential until publicly available. Whenever statistical information or research is supplied to or requested by or on behalf of a Market Street Portfolio or client investment company, the information or research must not be disclosed to any persons other than persons designated by the appropriate Compliance Officer. If a Market Street Portfolio or client investment company is considering a particular purchase or sale of a security, this fact must not be disclosed except to these duly-authorized persons.

      Any Employee or Covered Person authorized to place orders for the purchase or sale of securities on behalf of a Market Street Portfolio or client investment company must take all steps reasonably necessary to provide that all brokerage orders for the purchase and sale of securities shall be so executed as to ensure that the nature of the transactions shall be kept confidential until the information is reported to the SEC or the shareholders of the Market Street Portfolio or client investment company in the normal course of business.

      If any Employee or Covered Person should obtain information concerning the portfolio of a Market Street Portfolio or client investment company (including, but not limited to, the consideration of acquiring, or recommending, any security for the portfolio), whether in the course of the person's duties or otherwise, the person shall respect the confidential nature of the information and shall not divulge the information to anyone unless the divulgence of the information is properly part of the person's services to the Fund or the client investment company to do so or the person is specifically authorized to do so by the appropriate Compliance Officer.

      No officer, director, trustee, principal, agent, registered representative, or Employee of a Covered Company shall disclose any non-public information relating to the recommendations of MSIM to the portfolio of, or to the transactions engaged in by, a Market Street Portfolio or client investment company, or any other advisory client of MSIM, nor shall any officer, director, trustee, principal, agent, registered representative, or Employee of a Covered Company disclose any non-public information relating to the business or operations of the Covered Company, unless properly authorized to do so.

      3.    INTERPRETATION OF PROVISIONS

      The Compliance Departments, with the approval of the Designated Officers for each of the Covered Companies, as well as the Board of Trustees of the Fund or other client investment company, from time to time may adopt interpretations of this Code as deemed appropriate in accordance with further interpretations pertaining to Rule 17j-1 promulgated under the Investment Company Act made by the SEC staff or the Investment Company Institute.

      4.    EFFECT OF VIOLATION OF THIS CODE

      In adopting Rule 17j-1 under the Investment Company Act, the SEC specifically noted, in Investment Company Act Release No. IC-11421, "Prevention of Certain Unlawful Activities With Respect to Registered Investment Companies" (effective as of October 31, 1980), that a violation of any provision of a particular code of ethics, such as this Code of Ethics, would not be considered a per se unlawful act prohibited by the general anti-fraud provisions of Rule 17j-1. It is not the intention of the Covered Companies, in adopting this Code, that a violation of this Code is or should be considered to be a violation of Rule 17j-1 promulgated under the Investment Company Act.

IV.   INSIDER TRADING POLICY

A.    GENERAL

      This Insider Trading Policy applies to all Covered Persons. This Policy prohibits Covered Persons, as well as the spouses of Covered Persons and others, as further explained in the following sections, from trading on material nonpublic information, either personally or on behalf of other individuals (including clients), and from communicating material nonpublic information to other individuals in violation of the law.

      The Insider Trading Policy further requires Covered Persons to report "insider information" that comes into the possession of the Covered Person to MSIM's Compliance Officer. Material nonpublic information is commonly known as "Insider Information," and trading on this information is commonly referred to as "Insider Trading." This Policy is drafted broadly, and shall be applied and interpreted in a similar manner. If a Covered Person thinks the Covered Person may have Inside Information, then the Covered Person should immediately report the information to MSIM's Compliance Officer and refrain from discussing this information with any other person.

B.    BACKGROUND INFORMATION

      "Insider Trading" is not defined in the federal securities statutes, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to the communication of material nonpublic information to others. While the law concerning insider trading is not settled, it is appropriate to assume that the law prohibits:

      - trading by an insider, while in possession of material nonpublic information

      - trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider (directly or through one or more intermediaries) in violation of an insider's duty to keep the information confidential or was misappropriated or otherwise improperly obtained by the non-insider

      - communicating material nonpublic information to others in breach of a duty not to disclose this information

      Application of the law of insider trading to particular transactions can be difficult. An individual legitimately may be uncertain about the application of this Insider Trading Policy in particular circumstances.

      The following discussion is intended to explain further the insider trading concepts.

      1.    WHO IS AN INSIDER?

      The concept of "insider" is broad. The term includes officers, directors, trustees, and personnel of a company. In addition, a person can be a "temporary insider" if the person enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes (e.g., attorneys, accountants, and consultants).

      2.    WHEN IS INFORMATION NONPUBLIC?

      Information remains "nonpublic" until the information has been made public. Information becomes public when the information has been effectively communicated to the marketplace, for example, by a public filing with the SEC or other governmental agency, inclusion in the Dow Jones "tape," or publication in The Wall Street Journal or another publication of general circulation. Moreover, sufficient time must have passed so that the information has been disseminated widely.

      3.    WHAT IS MATERIAL INFORMATION?

      Trading on inside information is not a basis for liability unless the information is "material." "Material information" generally means information for which there is a substantial likelihood that a reasonable investor would consider the information important in making the investor's investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

      Material information may also relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material.

      4.    PENALTIES FOR INSIDER TRADING

      Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in this unlawful conduct and the individual's employers or other controlling persons. A person can be subject to some or all of the penalties below even if the person does not personally benefit from the violation. Penalties include:

      -     civil injunctions

      -     treble damages

      -     disgorgement of profits

      -     jail sentences

      - civil penalties for the person who committed the violation of up to three (3) times the profit gained or loss avoided, whether or not the person actually benefited

      - civil penalties for the employer or other controlling person of up to the greater of $1,100,000 or three (3) times the amount of the profit gained or loss avoided

      In addition, any violation of this Insider Trading Policy also can be expected to result in serious sanctions by MSIM, 1717, and/or the Fund, including dismissal of the persons involved.

C.    PROCEDURES TO IMPLEMENT POLICY

      The following procedures have been established to aid the directors, trustees, officers, and personnel of the Covered Companies in avoiding insider trading, and to aid the Covered Companies in preventing, detecting, and imposing sanctions against insider trading.

      1.    IDENTIFYING INSIDE INFORMATION

      Before making personal trades or trading for the accounts of others, including clients, in the securities of a company about which a Covered Person may have potential inside information, a Covered Person must ask the following questions:

      - Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal, or other publications of general circulation?

      - Is the information material? Is this information that an investor would consider important in making the investor's investment decisions? Is this information that would affect the market price of the securities if generally disclosed?

      2.    REPORTING SUSPECTED INSIDE INFORMATION

      If, after consideration of the above, it is believed by a Covered Person that the information is material and nonpublic, or if the Covered Person has questions as to whether the information is material and nonpublic, then the Covered Person and the Compliance Department, as appropriate, should take the following steps.

      1.    report the matter immediately to MSIM's Compliance Officer;

      2. do not purchase or sell the securities on behalf of the Covered Person's own account or the accounts of others, including private accounts managed by MSIM, without prior express authorization of MSIM's Compliance Department;

      3.    do not communicate the information inside or outside
            MSIM, 1717, or the Fund, other than to the appropriate Compliance Department and MSIM's Compliance Officer;

      4. upon a determination by MSIM's Compliance Officer that the information is material and nonpublic, instructions shall be issued promptly to:

            i. halt temporarily all trading by MSIM and the Fund in the securities of the pertinent issuer and all recommendations of these securities;

            ii. ascertain the validity and nonpublic nature of the information with the issuer of the securities;

            iii. request the issuer or other appropriate parties to disseminate the information promptly to the public, if the information is valid and nonpublic; and

            iv. in the event the information is not publicly disseminated, consult counsel and request advice as to what further steps should be taken, including possible publication by MSIM, 1717, or the Fund of the information, before transactions or recommendations in the securities are resumed; and

      5. upon a determination by MSIM's Compliance Officer that the information is public or not material, the Covered Person shall be allowed to trade and communicate the information.

D.    PROTECTING INFORMATION

      Covered Persons must not disclose any nonpublic information (whether or not the information is material) relating to the Covered Companies or the securities transactions of the Covered Companies to any person outside the Covered Companies. Material nonpublic information may not be communicated to anyone, including other Covered Persons, except as provided in this Insider Trading Policy. Access to this information must be restricted. For example, access to files containing material nonpublic information and computer files containing this information should be restricted, and conversations pertaining to this information, if appropriate at all, should be conducted in private.

      To avoid unintended disclosures, it is important that all Covered Persons take the following steps to safeguard the confidentiality of material and nonmaterial nonpublic information:

      - do not discuss confidential information in public or quasi-public places (e.g.; elevators, hallways, bathrooms, or social gatherings)

      - to the extent practical, limit access to areas where confidential information could be observed or overheard by other personnel to those persons with a business need for being in the area

      - avoid the use of speaker phones in areas where unauthorized persons may overhear conversations

      - avoid the use of wireless and cellular phones, or other means of communication that may be intercepted

E.    TENDER OFFERS

      Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period, therefore, is more likely to attract regulatory attention (and, in fact, produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted Rule 14e-3 under the Securities Exchange Act, which expressly forbids trading and "tipping" while in possession of material nonpublic information regarding a tender offer received from the tender offeror, the target company, or anyone acting on behalf of either. Therefore, special consideration of the precautions outlined above must be taken when in possession of material nonpublic information regarding a tender offer.

V.    GIFT AND OUTSIDE EMPLOYMENT POLICY

      As provided in this Section V of the Code of Conduct, as well as in
Section III. C. 8, "Code of Ethics; Restrictions On Personal Investing Activities; Gifts," above, of this Code of Conduct, Covered Persons are prohibited from giving or receiving certain business-related gifts. This Code of Conduct also prohibits Covered Persons from engaging in outside employment unless the Covered Persons have provided written notice to the appropriate Compliance Officer and, in the case of securities-related employment, have received the prior written approval of MSIM's Compliance Officer.

A.    GIFTS

      The following outlines the policy on giving and receiving gifts.

      1.    GIVEN

      Covered Persons must not directly or indirectly, give, or permit to be given, anything of more than de minimis value (which for the purposes of this Code of Conduct shall be $100.00 per year), including gratuities, to any principal, proprietor, employee, agent, or representative of a broker-dealer if the payment is in relation to the business of the employer of the recipient. This prohibition, however, does not apply to payments for services rendered pursuant to a written contract.

      2.    RECEIVED

      Covered Persons must not receive any gift or other item of more than de minimis value (which for the purposes of this Code of Conduct shall be $100.00 per year) from any person or entity that does business or hopes to do business with or on behalf of the Covered Companies or any client of MSIM. Receipt of the following, however, is not prohibited:

      - payments for services rendered pursuant to a written contract

      - an occasional dinner or other meal, ticket to a sporting event or the theater, or comparable entertainment, which is neither so frequent nor so costly as to raise any question of impropriety

      - a breakfast, luncheon, dinner, other meal, reception, or cocktail party given in conjunction with a bona fide business meeting

      - as otherwise provided pursuant to Section III. C. 8, "Code of Ethics; Restrictions On Personal Investing
            Activities; Gifts," above, of this Code of Conduct

B.    OUTSIDE EMPLOYMENT

      Covered Persons must not be employed by, or accept compensation from, any other person (other than MSIM, 1717, the Fund, Provident Mutual Life Insurance Company, Providentmutual Life and Annuity Company of America, or an affiliate of Provident Mutual Life Insurance Company (hereinafter referred to collectively as "PMLIC")) as a result of any business activity, outside the scope of the Covered Person's relationship with the Covered Companies or PMLIC, unless the Covered Person has provided prompt written notice of the employment to the appropriate Compliance Officer. This prohibition does not apply, however, to passive investments.

      Covered Persons must disclose all these outside business activities and employment upon commencement of employment with a Covered Company, and thereafter must disclose all these outside business activities and employment on an annual basis, which disclosure shall be made by January 31st of each subsequent year. This disclosure by Covered Persons of these outside business activities and employment shall be made in a disclosure report which is substantially in the form set forth as Exhibit E to this Code of Conduct.

                           ACKNOWLEDGMENT

TO:         Compliance Departments For
            Market Street Investment Management Company
            1717 Capital Management Company
            Market Street Fund

SUBJECT: Acknowledgment of "Code of Conduct of Market Street Investment Management Company, 1717 Capital Management Company, and Market Street Fund"

I CERTIFY THAT:

      (1) I AM FULLY FAMILIAR WITH THE EFFECTIVE CODE OF CONDUCT ADOPTED BY THE MARKET STREET INVESTMENT MANAGEMENT COMPANY, 1717 CAPITAL MANAGEMENT COMPANY, AND MARKET STREET FUND;

      (2)   I HAVE READ AND UNDERSTAND THIS CODE OF CONDUCT;

      (3) I AM AWARE THAT I AM SUBJECT TO THE TERMS AND PROVISIONS OF THIS CODE OF CONDUCT;

      (4) I HAVE COMPLIED WITH THIS CODE OF CONDUCT AT ALL TIMES DURING THE PREVIOUS CALENDAR YEAR; AND

      (5) I HAVE, DURING THE PREVIOUS CALENDAR YEAR, DISCLOSED AND CONFIRMED ALL HOLDINGS AND TRANSACTIONS REQUIRED TO BE DISCLOSED OR CONFIRMED PURSUANT TO THIS CODE OF CONDUCT.

Name (print):

------------------------------------------------

Position:

------------------------------------------------

Signature:

------------------------------------------------

Date:

-----------------------------

                                   APPENDIX A

                       DEFINITION OF THE TERM "SECURITIES"

     WHAT IS A "SECURITY" UNDER THE CODE OF CONDUCT? The term "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act; except that this term: (a) shall include futures contracts to purchase and to sell securities; but (b) shall not include (i) shares of or interests in registered open-end investment companies, (ii) securities issued by the government of the United States, including those issued by agencies and instrumentalities of the government of the United States, (iii) short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act, (iv) bankers' acceptances, (v) bank certificates of deposit, (vi) commercial paper, (vii) high quality short-term debt instruments, including (viii) repurchase agreements, and (ix) any other money market instruments as may be designated from time to time.

     WHAT IS A "SECURITY" UNDER THE INVESTMENT COMPANY ACT? Section 2(a)(36) of the Investment Company Act defines "security" to mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

     WHAT IS A "GOVERNMENT SECURITY" UNDER THE INVESTMENT COMPANY ACT? Section 2(a)(16) of the Investment Company Act defines "government security" to mean any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

     SECURITIES OPTIONS AND FUTURES CONTRACTS UNDER THE CODE OF CONDUCT. The term "Security," therefore, shall be deemed to include options contracts and futures contracts to purchase and to sell Securities, options on futures contracts to purchase and to sell Securities, and Securities index futures contracts.

     EXAMPLES OF "SECURITIES" FOR PURPOSES OF THE CODE OF CONDUCT. The following list is provided in response to questions received from Covered Persons and serves to assist Covered Persons in determining which securities are included under the above definition of "Security."

All securities listed below are considered to fall within the above definition of "Security" for the purposes of the Code of Conduct.

     - INDEX-TRADED SECURITIES. These are securities that are traded on the benchmark securities indexes of the Market Street Portfolios as well as other indexes of securities.

     - STANDARD AND POOR'S DEPOSITORY RECEIPTS ("SPDR'S" OR "SPIDERS"). SPDRs are securities that are traded on the American Stock Exchange (the "AMEX") and represent securities that represent ownership in a long-term unit investment trust that holds a portfolio of common stocks designed to track the performance of the S&P 500 Composite Stock Price Index (the "S&P 500 Index"). A SPDR is an exchange-traded fund share that entitles a holder to receive proportionate quarterly cash distributions corresponding to the dividends that accrue to the S&P 500 Index stocks in the underlying portfolio, less any trust expenses. The following are other SPDRs that are traded on the AMEX and represent securities that represent ownership in a long-term unit investment trust that holds a portfolio of common stocks designed to track the performance of the Standard & Poors composite stock price index or index sector set forth opposite the name of these other
          SPDRs:

             Mid-Cap Spiders ("MDY")                S&P Mid-Cap Index
             Technology Sector SPDR ("XLK")         S&P 500 Technology Companies
             Financial Sector SPDR ("XLF")          S&P 500 Financial Companies
             Energy Sector SPDR ("XLE")             S&P 500 Energy Companies

     - SIMILAR EXCHANGE TRADED FUNDS. Other exchange traded funds ("ETFs"), similar to SPDRs, are baskets of securities that, like stocks, trade on exchanges such as the AMEX and the New York Stock Exchange (the "NYSE"). ETFs are priced continuously and trade throughout the day. ETFs may track a securities index, a particular market sector, or a particular segment of a securities index or market sector. ETFs can experience many of the same risks associated with individual stocks. ETFs are subject to market risk where the market as a whole, or that specific sector, may decline. ETFs that invest in volatile stock sectors, such as foreign issuers, smaller companies, or technology, are subject to the additional risks to which those sectors are subject. ETFs may trade at a discount to the aggregate value of the underlying securities. The underlying securities in an ETF may not follow the price movements of an entire industry or sector. Trading in an ETF may be halted if the trading in one or more of the ETF's underlying securities is halted. Although expense ratios for ETFs are generally low, frequent trading of ETFs by an investor can generate brokerage expenses. Some types of ETFs are:

          - "Qubes" (or "QQQ"), which invest in the stocks of the Nasdaq 100 Index, a modified capitalization weighted index that includes the stocks of one hundred (100) of the largest and most actively traded non-financial companies listed on the Nasdaq Stock Market. Qubes use a unit investment trust structure that allows immediate reinvestment of dividends.

          - Dow Jones Industrial Exchange Traded Funds (or "Diamonds" or "DIAs"), which invest in the stocks of the Dow Jones Industrial Average (the "DJIA"(SM)). Diamonds are the "DIAMONDS Trust Series I," which is a pooled investment designed to provide investment results that generally correspond to the price and yield performance, before fees and expenses, of the DJIA(SM).

          - "iShares," which invest in narrow sectors of specific indexes. iShares are more than sixty (60) different index funds that are bought, sold, and traded like common stocks on securities exchanges, and include, among other index funds: (i) the "iShares Dow Jones Index" fund series; (ii) the "iShares Russell 1000 Index" fund series; (iii) the "iShares Russell 2000 Index" fund series ("IWM"); (iv) the "iShares Russell 3000 Index" fund series ("IWM"); (v) the "iShares S&P 500 Index" fund series ("IVV");
               (vi) the "iShares S&P Mid-Cap 400 Index" fund series ("IJH");
               (vii) the "iShares S&P Small-Cap 600 Index" fund series ("IJR");
               (viii) the "iShares Europe 350 Index" fund series ("IEV"); (ix) the "iShares Goldman Sachs Index" fund series; (x) the "iShares NASDAQ Biotechnology Index" fund series; (xi) the "iShares Cohen & Steers Realty Majors Index" fund series; (xii) the "iShares Dow Jones U.S. Healthcare Sector Index" fund series; (xiii) the "iShares MSCI EAFE Index" fund; and (xiv) the "iShares MSCI Japan Index" fund ("EWJ"). Each share in an iShare index fund represents a portfolio of stocks that are designed to track closely one specific stock index. IShares are similar to stocks in that iShares are bought and sold the same way that stocks of individual companies are sold. The investments found in iShares are stocks that represent the underlying index tracked by the specific iShare index fund. iShares index funds are managed by Barclays Global Investors and distributed by SEI Investments Distribution Company.

          - Vanguard Index Participation Equity receipts ("Vipers"), which are a share series of exchange-traded classes of nine (9) United States stock index funds offered by the Vanguard Group. Vipers are listed on the AMEX and trade at market-determined prices throughout each trading day. This series of exchange-traded funds includes, among other index funds: (i) the Vanguard 500 Index Fund; (i) the Vanguard 500 Index Fund; (ii) the Vanguard Growth Index Fund; (iii) the Vanguard Total Stock Market Index Fund;
               (vi) the Vanguard Value Index Fund; and (v) the Vanguard 500 Index Fund. Vipers differ from conventional mutual fund shares in that Viper shares trade continuously at market prices as determined by supply and demand on the AMEX, rather than at the calculated net asset value of the fund determined at the end of the trading day. Given this trading flexibility, Viper shares are expected to appeal primarily to short-term investors.

          - "WEBS," which are exchange-traded funds that invest in narrow sectors of the Morgan Stanley Capital International ("MSCI") Europe, Australasia, Far East Index ("EAFE"), including, among others: (i) the WEBS Japan Fund, which tracks the performance of the MCSI Japan Index; and (ii) the WEBS France Fund, which tracks the performance of the MCSI France Index.

          - Holding Company Depositary Receipts ("HOLDRs"), which are trust-issued receipts that represent beneficial ownership in a specified group of twenty (20) or more stocks. Unlike other ETFs, this group of stocks may be held as one asset or may be unbundled and then traded separately.

     - GOVERNMENT-SPONSORED EQUITY SECURITIES. These are equity securities that are issued by Government-sponsored agencies and instrumentalities, including publicly-owned, Government-sponsored corporations such as the Federal National Mortgage Association ("Fannie Mae"), the Federal Home Loan Mortgage Corporation ("Freddie Mac"), and the Student Loan Marketing Association ("Sallie Mae"). These equity securities are not "guaranteed" by the U.S. Government, are traded on the NYSE or other nationally-recognized exchanges, and generally are considered to be "privately-issued" securities. By contrast, the debt securities issued by Fannie Mae, Freddie Mac, Sallie Mae, and other Government-sponsored entities, are securities that are "guaranteed" by the U.S. Government and are treated ultimately as being backed by the U.S. Government ("Government-Sponsored Debt Securities"). Government-Sponsored Debt Securities are considered "government securities," and, thus, are exempt from the annual disclosure, quarterly reporting, and periodic preclearance requirements of the Code of Conduct.

     - PRIVATE PLACEMENT TRANSACTIONS, PRIVATE OFFERINGS, AND INVESTMENT PARTNERSHIP INVESTMENTS. See Section III. C. 3. c, "Code of Ethics; Restrictions On Personal Investing Activities; Preclearance of Personal Securities Transactions; Private Placement Transactions Engaged In By Investment Personnel," of the Code of Conduct for more information regarding the considerations that are taken into account in connection with private placement transactions engaged in by Investment Personnel.

     - WRAP SECURITIES. These are securities that are the subject of transactions that are made pursuant to "wrap fee program" accounts ("WRAP Securities"). These securities are purchased as a result of a program which allows discretion as to when and in what quantity the securities are purchased. In accordance with Section III. B, "Code of Ethics; Exempted Transactions," of the Code of Conduct, those wrap fee programs which are "non-discretionary" are exempt from the restrictions on personal securities investing activities under Section
          III. C, "Code of Ethics; Restrictions On Personal Investing Activities," of the Code of Conduct.

     - CLOSED-END FUND SECURITIES. These are securities that are issued by "closed-end" investment companies. These include securities of "investment trusts," (i) which, like corporations, have a fixed number of outstanding shares that are traded like stocks, often on the NYSE or AMEX, other exchanges, and/or the over-the-counter market, and (ii) which are not automatically redeemable upon request -- as opposed to "open-end" mutual funds, which have a floating number of outstanding shares and which stand prepared to sell or redeem these shares at the current net asset values of these shares.

     - CORPORATE BONDS AND MUNICIPAL BONDS. Corporate bonds and municipal bonds are considered to fall within the definition of "Security" for purposes of the Code of Conduct, and, thus, are subject to the annual disclosure, quarterly reporting, and periodic preclearance requirements of the Code of Conduct. This is due to the absence in these investments of the promise of repayment of the United States government that accompanies a "government security," as defined above. The absence of this promise of repayment makes corporate bonds and municipal bonds much more volatile than "government securities," and, thus, serves to explain the inclusion of corporate bonds and municipal bonds within the coverage of the definition of "Security" under the Code of Conduct.

     - STOCKS OF HIGHLY-CAPITALIZED COMPANIES. Stocks of highly-capitalized companies are considered to fall within the definition of "Securities" for purposes of the Code of Conduct, and, thus, are subject to the annual disclosure, quarterly reporting, and periodic preclearance requirements of the Code of Conduct. Please note, however, that a "Market Capitalization Standard" does exist at Section III. C. 2. b, "Code of Ethics; Restrictions On Personal Investing Activities; Materiality Standards; Market Capitalization Standard," of the Code of Conduct, for stocks of companies with a market capitalization of at least one billion dollars ($1,000,000,000). Transactions in stocks of companies meeting this market capitalization amount still shall require preclearance under Section III of the Code of Conduct, but these transactions shall be approved based upon the satisfaction of this Market Capitalization Standard (see Section III. C. 2. b. of the Code of Conduct for further information).

     SECURITIES TRANSACTIONS WITHOUT A SPECIFIED TRADE DATE. The following information is provided in response to questions from Covered Persons regarding the effectiveness of preclearance authorizations that are made pursuant to
Section III. C. 3. e, "Code of Ethics; Restrictions On Personal Investing Activities; Preclearance of Personal Securities Transactions; Effectiveness of Preclearance Authorizations," when preclearance is granted for a personal securities transaction that is (i) without a specified trade date (for example, in connection with the "sale of a call option" to purchase particular securities), (ii) a "limit order," (iii) a "stop order," (iv) a "stop-limit order," or (v) a similar "time-limit order" or "price-limit order." Pursuant to Paragraph (i) of Section III. C. 3. e, when preclearance is granted by the appropriate Compliance Department for one of these personal securities transactions, the preclearance authorization for this transaction shall be effective for fourteen (14) calendar days from the date of authorization. The securities that are the subject of these personal securities transactions without a specified trade date, and which are listed below, also are considered to fall within the above definition of "Security" for the purposes of the Code of Conduct.

     - SALES OF CALL OPTIONS. A "call option" is the right to purchase shares of a particular stock or a particular stock index at a predetermined price before a preset deadline, in exchange for a premium. For buyers who think that the price of a stock will increase dramatically, call options permit a profit from a smaller investment than it would take to purchase the stock itself. These options also may produce extra income for the seller of the stock, who gives up ownership of the stock if the option is exercised. The seller, in the "sale of a call option," is given the right to deliver the security to the purchaser on or before the date that the seller's option expires; provided, generally, that written notification of the seller's intention to deliver is given to the purchaser one (1) full business day prior to delivery.

     - LIMIT ORDERS. A "limit order" is an order to buy or sell a security (or commodity) at a specific price or better. The price set in a limit order is the "limit price." The broker in this transaction will execute the trade order only within the price restriction (that is, at the limit price or better). For example, a customer puts in a limit order to buy shares of stock in the

          XYZ Corporation at $30 per share when the stock is selling for $32 per share. Even if this stock reached $30.175, the customer's broker will not execute the trade. Similarly, if the customer put in a limit order to sell shares of stock in the XYZ Corporation at $33 per share when the price of the stock is at $31 per share, the customer's broker will not execute the trade until the stock price hits $33 per share.

     - STOP ORDERS. A "stop order" is an order to a securities broker with instructions to buy or sell a security once the security has traded at a specified price (which is called the "stop price"). A stop order may be a "day order," a "good-till-canceled-order," or any other form of "time-limit order." A "stop order to buy" a security (which is always at a stop price that is above the current market price) is usually designed to protect a profit or to limit a loss on a "short sale" (which is the sale of a security or commodity futures contract that is not owned by the seller). A "stop order to sell" a security (which is always at a stop price that is below the current market price), is usually designed to protect a profit or to limit a loss on a security that already has been purchased at a higher price. The risk of stop orders is that these orders may be triggered by temporary market movements or that these orders may be executed at prices several points higher or lower than the stop price because of market orders placed ahead of these stop orders.

     - STOP-LIMIT ORDERS. A "stop-limit order" is an order to a securities broker with instructions to buy or sell at a specified price or better (which is called the "stop-limit price"), but only after a given "stop price" has been reached or passed. A stop-limit order is a combination of a "stop order" and a "limit order." For example, a customer's instructions to the customer's broker might be to "buy 100 XYZ 55 Stop 56 Limit," which means that if the market price of XYZ Corporation reaches $55 per share, the broker enters a limit order to be executed at $56 per share of XYZ Corporation or at a better (i.e., lower) price. A stop-limit order avoids some of the risks of a stop order, which becomes a market order when the stop price is reached. As with all price-limit orders, however, a stop-limit order carries the risk of missing the market altogether, since the specified limit price or better may never occur. (The American Stock Exchange prohibits stop-limit orders unless the stop and limit prices are equal.)

                                                                       EXHIBIT A


                              DESIGNATED OFFICERS

MARKET STREET FUND                      Rosanne Gatta, President
                                        James Bernstein, Secretary


1717 CAPITAL MANAGEMENT                 Lance Reihl, President
COMPANY                                 Kathleen Walsh, Chief Compliance Officer


MARKET STREET INVESTMENT                Sarah Lange, President *
MANAGEMENT COMPANY                      James Bernstein, Assistant Secretary **



                               COMPLIANCE OFFICERS

MARKET STREET FUND                      James Bernstein **


1717 CAPITAL MANAGEMENT                 Kathleen Walsh
COMPANY


MARKET STREET INVESTMENT                James Bernstein**
MANAGEMENT COMPANY




* In the event that Ms. Lange is out of the office, or otherwise is not available, for purposes of responding to a request from the Compliance Department to provide information in regard to requests from a Covered Person for preclearance for Personal Securities Transactions under the Code of Conduct, the following Investment Personnel are designated to act as "Temporary" Designated Officers for MSIM and, as such, to provide the requested information to the Compliance Department under the Code of
     Conduct: (i) Timothy P. Henry; (ii) Kathleen M. Larrabee; and (iii) Dina M. Welch.

** In the event that Mr. Bernstein is out of the office, or otherwise is not available, for purposes of responding to a request from a Covered Person for preclearance for Personal Securities Transactions under the Code of Conduct, the following attorneys are designated to act as "Temporary" Compliance Officers and, as such, to respond to these preclearance requests under the Code of Conduct: (i) Michael Bazany; (ii) Katherine DePeri; and
     (iii) John Duke.

                                                                       EXHIBIT B

                   MARKET STREET INVESTMENT MANAGEMENT COMPANY
                         1717 CAPITAL MANAGEMENT COMPANY
                               MARKET STREET FUND

                                   REQUEST FOR
                                 PRECLEARANCE OF
                           PERSONAL SECURITIES TRADING


TO:  Compliance Department                        Authorization Number:_________
     Market Street Investment Management Company

FROM:______________________________________       ______________________________
     (Print Name of Covered Person/Employee)              Security Name

DATE:__________________________________


I hereby seek approval for the following transaction:

     Date and Time of Transaction:                                    __________________________

     Nature of Transaction (purchase,
     sale, acquisition, disposition, etc.):                           __________________________

     Name or Title of Security:                                       __________________________

     Principal Amount (number of shares):                             __________________________

     Approximate Price at Which Transaction
     Effected (per share or contract value):                          __________________________

     CUSIP No & Symbol:                                               __________________________

     Nature of Interest (direct ownership, spouse,
     power-of-attorney, trading authority, control, etc.):            __________________________

     Name of Effecting Broker,
     Dealer or Bank:                                                  __________________________

     Are the securities part of an initial public offering?               Yes: _____  No: ______

     Are the securities part of a private placement?                      Yes: _____  No: ______

     Are the securities part of a tender offer?                           Yes: _____  No: ______

     Said transaction was recommended to me by:



                                          ______________________________________
                                          (Signature of Covered Person/Employee)

                                                                       EXHIBIT C

                   MARKET STREET INVESTMENT MANAGEMENT COMPANY
                         1717 CAPITAL MANAGEMENT COMPANY
                               MARKET STREET FUND

                                INQUIRY REGARDING
                                   REQUEST FOR
                                 PRECLEARANCE OF
                           PERSONAL SECURITIES TRADING


TO:    Portfolio Management Department
       Market Street Investment Management Company

FROM:  Compliance Officer
       Compliance Department
       Market Street Investment Management Company

DATE:  ___________________________          Authorization Number:  _____________

A request has been received from a Covered Person/Employee of Market Street Investment Management Company ("MSIM"), 1717 Capital Management Company ("1717"), and/or the Market Street Fund (the "Fund") to conduct a transaction in the following security(ies):

           Name or                                        Principal Amount/
      Title of Security,      Nature of Transaction       Number of Shares &
     CUSIP No., & Symbol      (Purchase, Sale, Etc.)      Approximate Price
     -------------------      ----------------------      -----------------



Please indicate below whether (and which of) the Market Street Portfolios or any of the client investment companies for which MSIM serves as investment adviser has a pending "buy" or "sell" order in said security(ies) or anticipates executing an order in said security today.

     No -- no order is pending or anticipated: ____

     Yes -- an order is pending or anticipated for the following Market Street Portfolios: ___

          ________________________________________________

          ________________________________________________

Please also indicate whether the transaction requested to be conducted: (a) is below (i.e., complies with) the "materiality standards," as these standards are defined in Section III.C.2 of the Code of Conduct of MSIM, 1717, and the Fund;
(b) is not likely to affect a highly-institutional market; and (c) is not related economically to the securities to be purchased, sold, or held by the Market Street Portfolios or any client investment company.

     Transaction complies with the Trading Volume Materiality Standard; or                      Yes: ___   No: ___
     Transaction complies with the Market Capitalization Materiality Standard:                  Yes: ___   No: ___
     Transaction is likely to affect a highly-institutional market:                             Yes: ___   No: ___
     Transaction is related economically to client securities to be purchased/sold/held:        Yes: ___   No: ___

Other Comments:

Print Name: _____________________________    Title: ____________________________

Signed:     _____________________________    Date:  ____________________________

                                                                       EXHIBIT D

                   MARKET STREET INVESTMENT MANAGEMENT COMPANY
                         1717 CAPITAL MANAGEMENT COMPANY
                               MARKET STREET FUND
                             RESPONSE TO REQUEST FOR
                                 PRECLEARANCE OF
                           PERSONAL SECURITIES TRADING

Name of Covered Person:        ______________________________     Security Name: ______________________________

Designation of Covered Person: ______________________________     Authorization Number: _______________________

MSIM COMPLIANCE DEPARTMENT APPROVAL/DISAPPROVAL:

Approval:    ____       After inquiry, I am satisfied that said transaction:
                  (i) is consistent with the policies of Market Street Investment Management Company ("MSIM"), 1717 Capital Management Company ("1717"), and the Market Street Fund (the "Fund"), as set forth in the Code of Conduct of MSIM, 1717, and the Fund; (ii) is not being made on the basis of any material, non-public information; (iii) does not otherwise conflict with any interest of, and is not potentially harmful to, any Market Street Portfolio or client investment company for which MSIM serves as investment adviser; and (iv) is either (a) in compliance with one of the materiality standards, as defined in Section III.C.2 of the Code of Conduct, or (b) is not likely to affect a highly institutional market or is not related economically to the securities to be purchased, sold, or held by a Market Street Portfolio or any client investment company for which MSIM serves as investment adviser.

                            THIS AUTHORIZATION IS EFFECTIVE FOR 24 HOURS FROM THE TIME OF APPROVAL OR UNTIL THE CLOSE OF THE FIRST BUSINESS DAY FOLLOWING THE DATE OF APPROVAL, WHICHEVER IS LATER.

                            PLEASE ALSO REMEMBER TO PROVIDE THE MSIM COMPLIANCE DEPARTMENT WITH A DUPLICATE TRADE CONFIRMATION FOR THIS PRECLEARED PERSONAL SECURITIES TRANSACTION.

Disapproved:____        Reason(s) for disapproval:______________________________
                  ______________________________________________________________
                  ______________________________________________________________


Date & Time of Approval/Disapproval: _______________________

Authorization Number: _______________________


______________________________________
(Signature of MSIM Compliance Officer)

Date Duplicate Trade Confirmation Received From Covered Person: ________________

TO BE COMPLETED BY THE COVERED PERSON:

     Transaction Completed: Date: ______________   Number of Shares: ______________    Price: ______________

     Transaction Unfilled (check if transaction not completed): ______      ___________________________________
                                                                               (Signature of Covered Person)

                                                                       EXHIBIT E

                   MARKET STREET INVESTMENT MANAGEMENT COMPANY
                         1717 CAPITAL MANAGEMENT COMPANY
                               MARKET STREET FUND

 ANNUAL DISCLOSURE REPORT OF PERSONAL SECURITIES HOLDINGS AND BUSINESS POSITIONS
                   FOR THE CALENDAR YEAR ENDED________________

THIS FORM MUST BE COMPLETED BY ALL EMPLOYEES AND ALL COVERED PERSONS, INCLUDING ALL ADVISORY REPRESENTATIVES, PORTFOLIO MANAGERS, AND OTHER INVESTMENT PERSONNEL, UPON COMMENCEMENT OF SERVICES AND ANNUALLY THEREAFTER. THIS FORM SHOULD BE COMPLETED, INCLUDING ANY NEGATIVE RESPONSE, ATTACHED TO THE ACKNOWLEDGMENT FORM, AND RETURNED TO THE COMPLIANCE DEPARTMENT NO LATER THAN JANUARY 31ST AFTER THE END OF THE PREVIOUS CALENDAR YEAR.

IN ACCORDANCE WITH THE CODE OF CONDUCT, ALL EMPLOYEES AND ALL COVERED PERSONS, INCLUDING ALL ADVISORY REPRESENTATIVES, PORTFOLIO MANAGER, AND OTHER INVESTMENT PERSONNEL, MUST PROVIDE THE FOLLOWING INFORMATION. ATTACH ADDITIONAL PAGES IF NECESSARY.

1) List all Securities Beneficially Owned by you and all Securities owned by any investment club in which you are a participant (see Code of Conduct for explanations of the terms Security and Beneficial Ownership):


            SECURITY TITLE       SECURITY DESCRIPTION       ACCOUNT NUMBER       ACCOUNT NAME



_____ I DID NOT HOLD ANY PERSONAL SECURITIES HOLDINGS AS OF THE END OF THE PREVIOUS CALENDAR YEAR.

2) List all positions held (director, trustee, officer, other) with for-profit entities other than Market Street Investment Management Company, 1717 Capital Management Company, or the Market Street Fund, and any other outside business activities and/or employment on or for which you are retained or otherwise engaged:


                   ENTITY NAME                         POSITION



_____ I HAVE NOT ENGAGED IN ANY OUTSIDE BUSINESS ACTIVITIES OR EMPLOYMENT AS OF THE END OF THE PREVIOUS CALENDAR YEAR.

I CERTIFY THAT THE ABOVE INFORMATION IS ACCURATE AND COMPLETE TO THE BEST OF MY KNOWLEDGE.


PRINT NAME:______________________________

SIGNED:__________________________________       DATE:___________________________

NOTES:
     1. IF THERE ARE NO PERSONAL SECURITIES HOLDINGS, SO INDICATE, SIGN, AND DATE THIS FORM AND RETURN THIS FORM TO THE MSIM COMPLIANCE DEPARTMENT.
     2. MONTHLY, QUARTERLY, OR ANNUAL BROKERAGE STATEMENTS SHOULD BE ATTACHED, IF AVAILABLE.
     3. ALL HOLDINGS HELD PURSUANT TO A "NON-DISCRETIONARY PLAN" SHOULD BE REPORTED IN A SEPARATE MEMORANDUM TO THE MSIM COMPLIANCE DEPARTMENT.
     4. PLEASE USE AND ATTACH ADDITIONAL PERSONAL SECURITIES HOLDINGS REPORTS, AS NEEDED.

                                                                       EXHIBIT E
                                                                ATTACHMENT SHEET

                   MARKET STREET INVESTMENT MANAGEMENT COMPANY
                         1717 CAPITAL MANAGEMENT COMPANY
                               MARKET STREET FUND

                              ATTACHMENT SHEET FOR
 ANNUAL DISCLOSURE REPORT OF PERSONAL SECURITIES HOLDINGS AND BUSINESS POSITIONS
                           FOR THE CALENDAR YEAR ENDED____________________

     1) List all Securities Beneficially Owned by you and all Securities owned by any investment club in which you are a participant (see Code of Conduct for explanations of the terms Security and Beneficial Ownership):

            SECURITY TITLE       SECURITY DESCRIPTION       ACCOUNT NUMBER       ACCOUNT NAME



     2) List all positions held (director, trustee, officer, other) with for-profit entities other than Market Street Investment Management Company, 1717 Capital Management Company, or Market Street Fund:


                   ENTITY NAME                         POSITION


           I CERTIFY THAT THE ABOVE INFORMATION IS ACCURATE AND COMPLETE TO THE BEST OF MY KNOWLEDGE.


PRINT NAME:______________________________

SIGNED:__________________________________       DATE:___________________________


NOTES:

     1. IF THERE ARE NO PERSONAL SECURITIES HOLDINGS, SO INDICATE, SIGN, AND DATE THIS FORM AND RETURN THIS FORM TO THE MSIM COMPLIANCE DEPARTMENT.
     2. MONTHLY, QUARTERLY, OR ANNUAL BROKERAGE STATEMENTS SHOULD BE ATTACHED, IF AVAILABLE.
     3. ALL HOLDINGS HELD PURSUANT TO A "NON-DISCRETIONARY PLAN" SHOULD BE REPORTED IN A SEPARATE MEMORANDUM TO THE MSIM COMPLIANCE DEPARTMENT.
     4. PLEASE USE AND ATTACH ADDITIONAL PERSONAL SECURITIES HOLDINGS REPORTS, AS NEEDED.

                                                                       EXHIBIT F

                   MARKET STREET INVESTMENT MANAGEMENT COMPANY
                         1717 CAPITAL MANAGEMENT COMPANY
                               MARKET STREET FUND

        DISCLOSURE REPORT ON REPORTABLE PERSONAL SECURITIES TRANSACTIONS

        BY: EMPLOYEE FOR THE CALENDAR YEAR ENDED ____________________; OR
   BY: PORTFOLIO MANAGER/INVESTMENT PERSONNEL/COVERED PERSON FOR THE CALENDAR
                    QUARTER ENDED ___________________________

PLEASE COMPLETE THIS FORM, INCLUDING ANY NEGATIVE RESPONSES, AND RETURN THIS FORM TO THE MSIM COMPLIANCE DEPARTMENT NO LATER THAN EITHER (I) JANUARY 31ST AFTER THE END OF THE PREVIOUS CALENDAR YEAR (FOR AN EMPLOYEE) OR (II) 10 BUSINESS DAYS AFTER THE END OF THE PREVIOUS CALENDAR QUARTER (FOR PORTFOLIO MANAGERS, INVESTMENT PERSONNEL, AND ALL OTHER COVERED PERSONS).

DURING THE PERIOD REFERRED TO ABOVE, THE FOLLOWING TRANSACTIONS WERE EFFECTED IN SECURITIES OF WHICH I HAD, OR BY REASON OF SUCH TRANSACTIONS ACQUIRED, DIRECT OR INDIRECT BENEFICIAL OWNERSHIP, AND WHICH ARE REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF CONDUCT OF MARKET STREET INVESTMENT MANAGEMENT COMPANY ("MSIM"), 1717 CAPITAL MANAGEMENT COMPANY, AND THE MARKET STREET FUND. (IF NO TRANSACTIONS TOOK PLACE, PLEASE WRITE "NONE REPORTABLE").

P - PURCHASE
S - SALE                       SECURITY         NO. OF SHARES OR   DOLLAR AMOUNT OF   PRICE PER           BROKER/DEALER/BANK
O - OTHER      TRADE DATE   TITLE/DESCRIPTION   PRINCIPAL AMOUNT     TRANSACTION        SHARE     THROUGH WHOM TRANSACTION EFFECTED


_____ I DID NOT ENGAGE IN ANY PERSONAL SECURITIES TRANSACTIONS DURING THE PREVIOUS CALENDAR YEAR/QUARTER.

THIS REPORT (I) EXCLUDES TRANSACTIONS WITH RESPECT TO WHICH I HAD NO DIRECT OR INDIRECT INFLUENCE OR CONTROL, (II) EXCLUDES OTHER TRANSACTIONS NOT REQUIRED TO BE REPORTED, AND (III) IS NOT AN ADMISSION THAT I HAVE OR HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED ABOVE.

     PRINT NAME:______________________________

     SIGNED:__________________________________   DATE:__________________________


NOTES:
     1. IF THERE ARE NO PERSONAL SECURITIES TRANSACTIONS, SO INDICATE, SIGN, AND DATE THIS FORM AND RETURN THIS FORM TO THE MSIM COMPLIANCE DEPARTMENT.
     2. MONTHLY, QUARTERLY, OR ANNUAL BROKERAGE STATEMENTS FOR ALL PERSONAL SECURITIES TRANSACTIONS SHOULD BE ATTACHED, IF AVAILABLE.
     3. DUPLICATE TRADE CONFIRMATIONS FOR ALL PERSONAL SECURITIES TRANSACTIONS ALSO SHOULD BE ATTACHED, IF AVAILABLE.
     4. ALL PURCHASES EFFECTED THROUGH A "NON-DISCRETIONARY PLAN" SHOULD BE REPORTED IN A SEPARATE MEMORANDUM TO THE MSIM COMPLIANCE DEPARTMENT.
     5. PLEASE USE AND ATTACH ADDITIONAL PERSONAL SECURITIES TRANSACTIONS DISCLOSURE REPORTS, AS NEEDED.

                                                                       EXHIBIT F
                                                                ATTACHMENT SHEET

                   MARKET STREET INVESTMENT MANAGEMENT COMPANY
                         1717 CAPITAL MANAGEMENT COMPANY
                               MARKET STREET FUND

                              ATTACHMENT SHEET FOR
        DISCLOSURE REPORT ON REPORTABLE PERSONAL SECURITIES TRANSACTIONS

        BY: EMPLOYEE FOR THE CALENDAR YEAR ENDED ____________________; OR
   BY: PORTFOLIO MANAGER/INVESTMENT PERSONNEL/COVERED PERSON FOR THE CALENDAR
                     QUARTER ENDED _________________________

P - PURCHASE
S - SALE                       SECURITY         NO. OF SHARES OR   DOLLAR AMOUNT OF   PRICE PER           BROKER/DEALER/BANK
O - OTHER      TRADE DATE   TITLE/DESCRIPTION   PRINCIPAL AMOUNT     TRANSACTION        SHARE     THROUGH WHOM TRANSACTION EFFECTED


THIS REPORT (I) EXCLUDES TRANSACTIONS WITH RESPECT TO WHICH I HAD NO DIRECT OR INDIRECT INFLUENCE OR CONTROL, (II) EXCLUDES OTHER TRANSACTIONS NOT REQUIRED TO BE REPORTED, AND (III) IS NOT AN ADMISSION THAT I HAVE OR HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED ABOVE.

     PRINT NAME:______________________________

     SIGNED:__________________________________   DATE:__________________________

NOTES:
     1. IF THERE ARE NO PERSONAL SECURITIES TRANSACTIONS, SO INDICATE, SIGN, AND DATE THIS FORM AND RETURN THIS FORM TO THE MSIM COMPLIANCE DEPARTMENT.
     2. MONTHLY, QUARTERLY, OR ANNUAL BROKERAGE STATEMENTS FOR ALL PERSONAL SECURITIES TRANSACTIONS SHOULD BE ATTACHED, IF AVAILABLE.
     3. DUPLICATE TRADE CONFIRMATIONS FOR ALL PERSONAL SECURITIES TRANSACTIONS ALSO SHOULD BE ATTACHED, IF AVAILABLE.
     4. ALL PURCHASES EFFECTED THROUGH A "NON-DISCRETIONARY PLAN" SHOULD BE REPORTED IN A SEPARATE MEMORANDUM TO THE MSIM COMPLIANCE DEPARTMENT.
     5. PLEASE USE AND ATTACH ADDITIONAL PERSONAL SECURITIES TRANSACTIONS DISCLOSURE REPORTS, AS NEEDED.

                                                                       EXHIBIT G

                   MARKET STREET INVESTMENT MANAGEMENT COMPANY
                         1717 CAPITAL MANAGEMENT COMPANY
                               MARKET STREET FUND

                              QUARTERLY PRECLEARED
                        PERSONAL SECURITIES TRANSACTIONS
                               VERIFICATION REPORT

   BY: PORTFOLIO MANAGER/INVESTMENT PERSONNEL/COVERED PERSON FOR THE CALENDAR
                     QUARTER ENDED _________________________

NAME OF PORTFOLIO MANAGER/INVESTMENT PERSONNEL/COVERED PERSON:__________________

  TRANSACTION                          NUMBER OF SHARES & PRICE    PURCHASE OR        DATE AND TIME          BROKER/DEALER/BANK
 AUTHORIZATION         SECURITY        PER SHARE (OR PRINCIPAL        SELL                 OF                  THROUGH WHOM
    NUMBER        TITLE/DESCRIPTION            AMOUNT)             TRANSACTION    TRANSACTION COMPLETION    TRANSACTION EFFECTED


LISTED ABOVE ARE ALL PERSONAL SECURITIES TRANSACTIONS FOR THE PORTFOLIO MANAGER/INVESTMENT PERSONNEL/COVERED PERSON NAMED ABOVE DURING THE PREVIOUS QUARTER WHICH WERE PRECLEARED PURSUANT TO THE CODE OF CONDUCT OF MARKET STREET INVESTMENT MANAGEMENT COMPANY ("MSIM"), 1717 CAPITAL MANAGEMENT COMPANY, AND THE MARKET STREET FUND. PLEASE MARK THIS LIST TO INDICATE ANY NECESSARY CORRECTIONS.

PLEASE SIGN TO VERIFY THESE TRANSACTIONS AND RETURN THIS EXECUTED REPORT TO THE MSIM COMPLIANCE DEPARTMENT.

     PRINT NAME:_____________________________

     SIGNED:_________________________________    DATE:__________________________

                                                                       EXHIBIT H

                   MARKET STREET INVESTMENT MANAGEMENT COMPANY
                         1717 CAPITAL MANAGEMENT COMPANY
                               MARKET STREET FUND

                        ANNUAL DISCLOSURE REPORT OF GIFTS
                        RECEIVED BY INVESTMENT PERSONNEL

                  FOR THE CALENDAR YEAR ENDED ________________

THE FOLLOWING INFORMATION IDENTIFIES ALL FEES, COMMISSIONS, OR GIFTS, OR OTHER NON-CASH COMPENSATION, THINGS, OR SERVICES (COLLECTIVELY, "GIFTS"), THAT I RECEIVED DURING THE PREVIOUS CALENDAR YEAR ENDED __________ (THE "PREVIOUS YEAR"), FROM PERSONS OR ENTITIES (COLLECTIVELY, "GIVERS") THAT DO BUSINESS WITH OR ON BEHALF OF MARKET STREET INVESTMENT MANAGEMENT COMPANY ("MSIM"), 1717 CAPITAL MANAGEMENT COMPANY, AND/OR THE MARKET STREET FUND (THE "COVERED COMPANIES"), AS SET FORTH BELOW:

DESCRIPTION  DATE GIFT  ESTIMATED $    NAME OF  RELATIONSHIP(S) OF    ESTIMATED TOTAL $       GIFTS RETURNED?       DATE GIFT
OF GIFT      RECEIVED   VALUE OF GIFT  GIVER    GIVER TO THE COVERED  VALUE OF  GIFTS                               WAS/SHALL BE
                                                COMPANY               RECEIVED FROM GIVER                   TO BE   RETURNED (IF
                                                                      FOR THE PREVIOUS YEAR   YES   NO   RETURNED   APPLICABLE)


_____I HAVE NOT RECEIVED ANY GIFTS DURING THE PREVIOUS YEAR.

PRINT NAME:_______________________________      DATE:___________________________

SIGNED:___________________________________

NOTE: PLEASE COMPLETE THIS FORM, INCLUDING ANY NEGATIVE RESPONSES, AND RETURN THIS FORM TO THE MSIM COMPLIANCE DEPARTMENT NO LATER THAN 10 BUSINESS DAYS AFTER THE END OF THE CALENDAR YEAR. IF YOU HAVE NOT RECEIVED ANY GIFTS DURING THE PREVIOUS YEAR FROM ANY PERSON OR ENTITY THAT DOES BUSINESS WITH OR ON BEHALF OF THE COVERED COMPANIES, SO INDICATE, SIGN, AND DATE THIS FORM AND RETURN THIS FORM TO THE MSIM COMPLIANCE DEPARTMENT

                                                                       EXHIBIT I


                                 CODE OF CONDUCT
                                       OF
                  MARKET STREET INVESTMENT MANAGEMENT COMPANY,
                        1717 CAPITAL MANAGEMENT COMPANY,
                                       AND
                               MARKET STREET FUND

                             CODE OF CONDUCT REPORTS
                QUARTERLY REVIEW AND RECONCILIATION CONTROL SHEET


MSIM Compliance Officer Name:       ____________________________________________

Designated Officer Name:            ____________________________________________

Period Covered:           ____________________________________________



Form Reviewed (check one):          ___ Quarterly Disclosure Report on Personal
                                    Securities Transactions (or brokerage
                                    statements submitted in lieu thereof) (See
                                    Exhibit F)

                                    ___ Annual Disclosure Report of Personal
                                    Securities Holdings and Business Positions
                                    (See Exhibit E)

Submitted for (print name):         ____________________________________________

Individual's Designation:           ____________________________________________

Date of Review and Reconciliation:  ____________________________________________

All personal securities transactions and/or personal securities holdings (as applicable) reconcile with approved preclearance requests or are exempted transactions?

                 _____     Yes                  _____     No

All personal securities transactions and/or personal securities holdings (as applicable), and all business positions, are consistent with the provisions of the Code of Ethics?

                 _____     Yes                  _____     No

NOTE: If a "No" response was entered for either of the above questions, a more-detailed report of the item resulting in non-compliance must be prepared by the MSIM Compliance Officer for submission to the applicable Board of Directors and/or Board of Trustees. A copy of this report is attached hereto.


Signature of Designated Officer:   ____________________________________________

Name of Designated Officer:        ____________________________________________

Date:                              ____________________________________________